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As filed with the Securities and Exchange Commission on September 20, 2019

Registration No. 333-233656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSEONICS HOLDINGS, INC.
and the Registrant Guarantors*
(Exact name of registrant as specified in its charter)

Delaware	47-1210911
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Timothy T. Goodnow
Chief Executive Officer
Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano
Mark Ballantyne
Cooley LLP
11951 Freedom Drive
Reston, VA 20190-5640
(703) 456-8000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

5.25% Convertible Senior Notes due 2025	$82,000,000(1)	100%(1)	$82,000,000	$9,938.40(1)

Common Stock, par value $0.001	74,545,454(2)	—	—	—(3)

Guarantees of 5.25% Convertible Senior Notes due 2025	—	—	—	—(4)

(1)
Equals the aggregate principal amount of 5.25% Convertible Senior Notes due 2025 (the "notes") being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). This registration fee was previously paid.

(2)
Pursuant to the indenture governing the notes, this value represents the maximum aggregate number of shares of common stock, par value $0.001 ("common stock"), issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 909.0909 shares of our common stock per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of additional shares of common stock as may be issuable from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(3)
No additional consideration will be received upon conversion of such notes, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(4)
No separate consideration will be received for the Guarantees and, therefore, no additional registration fee is required.

*
Includes certain subsidiaries of Senseonics Holdings, Inc. identified on the following page.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiary of Senseonics Holdings, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name of Additional Registrant(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Senseonics, Incorporated	Delaware	52-2000730	3841

(1)
The address and telephone number for Senseonics, Incorporated is 20451 Seneca Meadows Parkway, Germantown, Maryland 20876.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2019

Senseonics Holdings, Inc.

$82,000,000
5.25% Convertible Senior Notes due 2025, Guarantees of
5.25% Convertible Senior Notes due 2025 and any
Shares of Common Stock Issuable upon Conversion

On July 25, 2019, we sold $82.0 million aggregate principal amount of our 5.25% Convertible Senior Notes due 2025 (the "notes"). We sold the notes in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus may be used from time to time by certain recipients of the notes (as further provided for in the section entitled "Selling Securityholders" in this prospectus, the "selling securityholders") to offer up to $82.0 million in aggregate principal amount of the notes, the subsidiary guarantees and the shares of our common stock, par value $0.001 per share ("common stock") issuable upon conversion of the notes, in any manner described under the section entitled "Plan of Distribution" in this prospectus. The selling securityholders may sell the notes or any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

The notes are not listed on any securities exchange. Our common stock is listed on the NYSE American and trades under the symbol "SENS." On September 19, 2019, the closing sale price of our common stock on the NYSE American was $1.08 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we have elected to rely on certain reduced public company disclosure requirements. See "Implications of Being an Emerging Growth Company and a Smaller Reporting Company."

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission ("SEC"). See the sections entitled "Risk Factors" below on page 14, in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2019.

ABOUT THIS PROSPECTUS

Neither we nor the selling securityholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the SEC. We do not, and the selling securityholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the selling securityholders. Each time a selling securityholder sells securities, the selling securityholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.

Unless we state otherwise or the context otherwise requires, references to "Senseonics," the "Company," "us," "we" or "our" in this prospectus mean Senseonics Holdings, Inc. and, where appropriate, our sole subsidiary. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities. We use Senseonics, the Senseonics logo, Eversense and Eversense XL as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement and the exhibits and schedules thereto, are also available to the public from the SEC's website at http://www.sec.gov. You can also access our SEC filings through our website at http://senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

 INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

  ▪
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019;

  ▪
  our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 9, 2019, and for the fiscal quarter ended June 30, 2019, filed with the SEC on August 7, 2019;

  ▪
  our Current Reports on Form 8-K filed with the SEC on January 7, 2019, February 4, 2019, June 5, 2019, June 21, 2019, July 16, 2019, July 22, 2019 and July 29, 2019 to the extent the information in such reports is filed and not furnished;

  ▪
  our Proxy Statement filed with the SEC on April 18, 2019, to the extent the information therein is filed and not furnished; and

  ▪
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management's current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as well as any amendments thereto, as applicable, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

  ▪
  the timing of, and our ability to obtain and maintain regulatory approval of, Eversense XL in the United States;

  ▪
  our ability to maintain regulatory approval of Eversense in the United States;

  ▪
  our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

  ▪
  the clinical utility of Eversense;

  ▪
  our ability to develop future generations of Eversense;

  ▪
  our ability to access our credit facilities in the future;

  ▪
  the timing and availability of data from our clinical trials;

  ▪
  the timing of our planned regulatory filings;

  ▪
  our future development priorities;

  ▪
  our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

  ▪
  our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

  ▪
  our commercialization, marketing and manufacturing capabilities and strategy;

  ▪
  the success of the Eversense Bridge Program;

  ▪
  our ability to comply with applicable regulatory requirements;

  ▪
  our ability to maintain our intellectual property position;

  ▪
  our estimates regarding the size of, and future growth in, the market for CGM systems;

  ▪
  our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

  ▪
  our estimates regarding our future expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words "may," "might," "can," "will," "to be," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "likely," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the "Risk Factors" section contained in this prospectus and the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under "Risk Factors" beginning on page 14 of this prospectus and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as well as any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

We are a medical technology company focused on the design, development and commercialization of glucose monitoring products to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our continuous glucose monitoring("CGM") systems, Eversense and Eversense XL, are reliable, long-term, implantable CGM systems that we have designed to continually and accurately measure glucose levels in people with diabetes for a period of up to 90 and 180 days, respectively, as compared to six to fourteen days for currently available CGM systems. We believe Eversense and Eversense XL will provide people with diabetes with a more convenient method to monitor their glucose levels in comparison with the traditional method of self-monitoring of blood glucose ("SMBG"), as well as currently available CGM systems. In our U.S. pivotal clinical trial, we observed that Eversense measured glucose levels over 90 days with a degree of accuracy superior to that of other currently available CGM systems. Our Eversense and Eversense XL systems are currently approved for sale in Europe, the Middle East and Africa (EMEA) and our Eversense system is currently approved for sale in the United States.

European Commercialization of Eversense

In September 2015, we entered into a distribution agreement with Rubin Medical, or Rubin, pursuant to which we granted Rubin the exclusive right to market, sell and distribute Eversense in Sweden, Norway and Denmark through September 2020. Rubin markets and sells medical products for diabetes treatment in the Scandinavian region, including as the exclusive Scandinavian distributor for the insulin pump manufacturer Tandem Corporation. Under the agreement, Rubin is obligated to purchase from us specified minimum volumes of Eversense components at pre-determined prices.

In May 2016, we entered into a distribution agreement with Roche Diagnostics International AG and Roche Diabetes Care GmbH, together referred to as Roche, pursuant to which we granted Roche the exclusive right to market, sell and distribute Eversense in Germany, Italy and the Netherlands. Under the agreement, Roche is obligated to purchase from us specified minimum volumes of Eversense components at pre-determined prices. We began distributing Eversense through Roche in Germany in September 2016 and in Italy and the Netherlands in the fourth quarter of 2016. In November 2016, we entered into an amendment to the distribution agreement with Roche granting Roche the exclusive right to market, sell and distribute Eversense in Europe, the Middle East and Africa, excluding Sweden, Norway, Denmark, Finland and Israel. In January 2019, we entered into an additional amendment to the distribution agreement with Roche to extend the agreement through January 31, 2021. Pursuant to the amendment to the agreement, Roche has agreed to certain purchase levels of Eversense systems and pricing terms through the extended term of the agreement. In addition, under the amendment, Roche's role as the exclusive distributor of Eversense was expanded to provide Roche with exclusive distribution rights in 17 additional countries, including Brazil, Russia, India and China, as well as select markets in the Asia Pacific and Latin American regions. To date, we have begun distributing Eversense in an aggregate of 15 European countries through Rubin and Roche.

In September 2017, we received the CE mark for Eversense XL, which is indicated for a sensor life of up to 180 days. Eversense XL began commercialization in Europe in the fourth quarter of 2017. All such commercialization and marketing activities remain subject to applicable government approvals.

United States Development and Commercialization of Eversense

In 2016, we completed our PRECISE II pivotal clinical trial in the United States. This trial, which was fully enrolled with 90 subjects, was conducted at eight sites in the United States. In the trial, we measured the accuracy of Eversense measurements through 90 days after insertion. We also assessed safety through 90 days after insertion or through sensor removal. In the trial, we observed a mean absolute relative difference, or MARD, of 8.5% utilizing two calibration points for Eversense across the 40-400 mg/dL range when compared to YSI blood reference values during the 90-day continuous wear period. Based on the data from this trial, in October 2016 we submitted a pre-market approval, or PMA, application to the U.S. Food and Drug Administration ("FDA") to market Eversense in the United States for 90-day use. On June 21, 2018, we received PMA approval from the FDA for the Eversense system. In July 2018, we began distributing the Eversense system directly in the United States through our own direct sales and marketing organization. We have received Category III CPT codes for the insertion and removal of the Eversense sensor. We intend to pursue a Category I CPT code.

In December 2018, we initiated the PROMISE pivotal clinical trial to evaluate the safety and accuracy of Eversense for a period of up to 180 days in the United States. We plan to enroll over 200 subjects in this trial at up to 15 clinical sites. If the data from the PROMISE trial is positive, we intend to use the data in a regulatory submission to the FDA to expand the Eversense system use to 180 days in the United States. We expect to report topline data from the PROMISE trial in the first half of 2020.

In March 2019, we launched a patient access program, the Eversense Bridge Program, to assist those patients who do not have insurance coverage for Eversense, or whose insurance is denied or insufficient. Pursuant to this program, we are providing financial assistance to eligible patients purchasing Eversense to enable more patients to access the Eversense system. The amount of assistance that we provide depends on a patient's insurance coverage. The program establishes maximum limits per patient and excludes certain patients as ineligible, including government-insured patients and residents of certain states. Although this program has just recently begun, we already see stimulated interest and activity across patients and providers. The program provides opportunities to engage both regional and national payors, which we expect will lead to additional positive payor coverage decisions for the Eversense system.

In June 2019, we received FDA approval for the non-adjunctive indication (dosing claim) for the Eversense system. With this approval, Eversense system can now be used as a therapeutic CGM to replace fingerstick blood glucose measurement for dosing decisions. We plan to roll out the Eversense system with this expanded indication in the United States starting in the second half of 2019.

Company Information

We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the "Acquisition").

In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.

Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an "emerging growth company" as defined in the JOBS Act. An emerging growth company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

  ▪
  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

  ▪
  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

  ▪
  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

  ▪
  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

  ▪
  not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an "emerging growth company" until December 31, 2019 at the latest. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in our public filings, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a "smaller reporting company" as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

The Notes

Issuer	Senseonics Holdings, Inc., a Delaware corporation.
Securities	$82.0 million aggregate principal amount of 5.25% Convertible Senior Notes due 2025.
Use of proceeds

The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

Maturity	January 15, 2025, unless earlier converted, redeemed or repurchased.
Interest

5.25% per year. Interest accrues from July 25, 2019 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes — Events of Default." We may also pay additional interest as a result of our failure to comply with our obligations as described under "Description of Notes — Rule 144 Resales and Registration Rights — Registration Rights."

Conversion rights

Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

The conversion rate for the notes is initially 757.5758 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.32 per share of common stock), subject to adjustment for certain events, including, but not limited to, the declaration of any dividends, as described under "Description of Notes — Conversion Rights — Conversion Rate Adjustments."

Upon conversion, we will deliver for each $1,000 principal amount of notes converted a number of shares of our common stock equal to the conversion rate (together with a cash payment in lieu of delivering any fractional share) on the second business day immediately following the relevant conversion date.

In addition, following a notice of redemption or certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such notice of redemption or corporate event, as described under "Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the delivery to you of the shares of our common stock, together with a cash payment for any fractional share, upon conversion of a note.

Notwithstanding anything to the contrary herein, you will not be entitled to receive any shares of our common stock otherwise deliverable upon conversion of the notes to the extent, but only to the extent, that such receipt would cause you to become, directly or indirectly, a "beneficial owner" of shares of our common stock in excess of the beneficial ownership limits applicable to you at such time, as described under "Description of Notes — Conversion Rights — Limits on Issuance of Shares of Common Stock upon Conversion" and "Description of Notes — Conversion Rights — Waiver of Beneficial Ownership Limits."

Optional redemption

We may redeem for cash all or part of the notes, at our option, if (1) the last reported sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption and (2) a registration statement covering the resale of the shares of our common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use during the redemption period as of the date of the redemption notice. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. See "Description of Notes — Optional Redemption."

No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Special settlement provisions in connection with a make-whole fundamental change or redemption period

Unless we first obtain the requisite stockholder approval (as defined under "Description of Notes — Conversion Rights — Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period"), we may be required to partially cash settle conversions made in connection with a make-whole fundamental change or during a redemption period. See "Description of Notes — Conversion Rights — Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period."

Fundamental change

If we undergo a "fundamental change" (as defined under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to but excluding, the fundamental change repurchase date. See "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes."

Covenants	The indenture governing the notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
▪ incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock;
▪ declare or pay dividends on, repurchase or make distributions in respect of, their capital stock or make other restricted payments;
▪ make investments or acquisitions;
▪ create liens;
▪ enter into agreements restricting certain subsidiaries' ability to pay dividends or make other intercompany transfers;
▪ consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and the assets of our restricted subsidiaries;
▪ enter into transactions with affiliates;
▪ sell, transfer or otherwise convey certain assets; and
▪ prepay certain types of indebtedness.

These covenants are subject to a number of significant qualifications and limitations. See "Description of Notes — Covenants."

Certain of these covenants will cease to apply upon the occurrence of a fundamental change described in clause (1) or (2) of the definition thereof in "Description of Notes — Covenants" or at such time as 25% or less of the initial aggregate principal amount of the notes remain outstanding.

Ranking	The notes are our general unsecured, senior obligations and:
▪ rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

▪

rank equal in right of payment with all of our existing and future unsecured, senior indebtedness, including the 2023 notes (except that, with respect to the subsidiary guarantees, the notes rank senior in right of payment to the 2023 notes);

▪ rank structurally junior in right of payment to all the liabilities, including trade payables, of any of our subsidiaries that are not subsidiary guarantors; and
▪ are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets or property securing such indebtedness.

As of July 31, 2019, the principal amount of our total consolidated indebtedness was $142.7 million, of which $45.0 million was senior secured indebtedness of us and our sole subsidiary and subsidiary guarantor under the Solar Term Loan (as defined herein) and $97.7 million was our senior unsecured indebtedness under the notes and the 2023 notes. Our sole subsidiary guarantor had $127.0 million aggregate principal amount of indebtedness as of July 31, 2019.

Subsidiary guarantees

The notes are, jointly and severally, fully and unconditionally guaranteed by the "subsidiary guarantors," which include Senseonics, Incorporated, our sole subsidiary as of the date of this prospectus, and each of our restricted subsidiaries formed or acquired after the date of the initial issuance of the notes that is not an excluded subsidiary. The subsidiary guarantees may be released under certain circumstances. See "Description of Notes — Covenants — Future Subsidiary Guarantees" and "Description of Notes — Covenants — Subsidiary Guarantees."

Registration rights

We prepared this prospectus in connection with our obligations under a resale registration rights agreement, which provides the selling securityholders with certain registration rights with respect to the resale of the notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the notes. We may be required to pay additional interest as a result of our failure to comply with our obligations as described under "Description of Notes — Rule 144 Resales and Registration Rights — Registration Rights."

Book-entry form

The notes are issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

There is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Risk factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock.

U.S. federal income tax consequences

For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Certain U.S. federal income tax considerations."

Listing	The notes are not listed on any securities exchange. Our common stock is listed on the NYSE American under the symbol "SENS."
Trustee, paying agent and conversion agent	U.S. Bank National Association.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described below and in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in Part II, Item 1A, "Risk Factors" on our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" above. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to the Notes

The notes and the subsidiary guarantees are effectively subordinated to our secured debt and the secured debt of our subsidiary guarantors, as applicable, and the notes are structurally subordinated to any liabilities of our non-guarantor subsidiaries.

The notes rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes; rank equal in right of payment with all of our existing and future unsecured, senior indebtedness, including the 2023 notes (except that, with respect to the subsidiary guarantees, the notes rank senior in right of payment to the 2023 notes); rank structurally junior in right of payment to all the liabilities, including trade payables, of any of our subsidiaries that are not subsidiary guarantors; and are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets or property securing such indebtedness. The subsidiary guarantors, jointly and severally, fully and unconditionally guarantee our payment obligations under the notes. The subsidiary guarantees rank senior in right of payment to all of the existing and future liabilities that are expressly subordinated in right of payment to the subsidiary guarantees; rank equal in right of payment with all of the existing and future unsecured, senior indebtedness of each subsidiary guarantor; and are effectively subordinated to all of existing and future secured indebtedness of each subsidiary guarantor to the extent of the value of the assets or property securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets will be available to pay obligations on the notes only after all secured indebtedness, including the Loan and Security Agreement, dated as of July 16, 2019, among Solar Capital Ltd., as collateral agent and lender, the Company and Senseonics, Incorporated, as borrowers (the "credit agreement"), have been repaid in full from the assets securing such indebtedness. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

You will not have any claim as a creditor against any of our future subsidiaries that do not become subsidiary guarantors. Those non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due under the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries are structurally senior to your claims against those subsidiaries.

In the event of a bankruptcy, liquidation, reorganization or other winding up of any of our non-guarantor subsidiaries, those non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us (except to the extent we have a claim as a creditor of such non-guarantor subsidiary). Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the bankruptcy, liquidation, reorganization or other winding up of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, are structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

As of July 31, 2019, the principal amount of our total consolidated indebtedness was $142.7 million, of which $45.0 million was senior secured indebtedness of us and our sole subsidiary and subsidiary guarantor under the Solar Term Loan and $97.7 million was our senior unsecured indebtedness under the notes and the 2023 notes. Our sole subsidiary guarantor had $127.0 million in principal amount of indebtedness as of July 31, 2019.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this prospectus or the documents incorporated by reference in this prospectus, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our existing or future debt may contain limitations on our ability to repurchase of the notes.

Holders of the notes have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor. In addition, we will be required to offer to repurchase the notes with excess proceeds from certain asset sales. Our ability to repurchase the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness that exist at the time of the repurchase. The credit agreement restricts us from repurchasing the notes. Our failure to repurchase notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of existing or future senior debt. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

The credit agreement prohibits us from making any cash payments to repurchase the notes.

The credit agreement prohibits us from making any cash payments to repurchase the notes upon a fundamental change. See "Description of Certain Other Indebtedness — Credit Agreement." Any new credit facility that we may enter into may have similar restrictions. Our failure to repurchase the notes as required under the terms of the notes would constitute a default under the indenture and permit holders of the notes to accelerate our obligations under the notes. A default under the indenture or the fundamental change itself could also lead to a default under the credit agreement or agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

Sales of our common stock in the public market or the perception that such sales could occur, could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes are not entitled to any rights with respect to our common stock, but they are subject to all changes made with respect to them.

Holders of notes are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date with respect to any notes they surrender for conversion, but they are subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any notes surrendered for conversion, then the holder surrendering such notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Guarantees of the notes may be released.

The notes are guaranteed by Senseonics, Incorporated, our sole subsidiary as of the date of this prospectus, and each of our restricted subsidiaries formed or acquired after the date of the initial issuance of the notes that is not an excluded subsidiary. Under the terms of the indenture governing the notes, a guarantee of the notes made by a subsidiary guarantor will be released without any action on the part of the trustee or any holder of notes under certain circumstances described in "Description of Notes — Covenants — Subsidiary Guarantees."

Federal and state statutes allow courts, under specific circumstances, to void notes and subsidiary guarantees and require noteholders to return payments received.

The issuance of the notes and the related subsidiary guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (2) we or any of the subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a subsidiary guarantee and, in the case of (2) only, one of the following is also true:

  ▪
  we or any of the subsidiary guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

  ▪
  payment of the consideration left us or any of the subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

  ▪
  we or any of the subsidiary guarantors intended to, or believed that such entity would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such subsidiary guarantee or subordinate the notes or such subsidiary guarantee to presently existing and future indebtedness of us or such subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, however, a court would consider an issuer or a guarantor insolvent if:

  ▪
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  ▪
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  ▪
  it could not pay its debts as they became due.

We cannot be certain as to the standards a court would use to determine whether or not we or any subsidiary guarantor was solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the subsidiary guarantees would not be subordinated to our or any subsidiary guarantor's other debt.

If the subsidiary guarantees were legally challenged, any subsidiary guarantee could also be subject to the claim that, since the subsidiary guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. A court could thus void the obligations under the subsidiary guarantees, subordinate them to the applicable subsidiary guarantor's other debt or take other action detrimental to the holders of the notes.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law, or may reduce or eliminate the guarantor's obligation to an amount that effectively makes the subsidiary guarantee worthless.

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date or upon our issuance of a notice of redemption, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or during the redemption period, as applicable. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date, as applicable, and the price paid (or deemed to be paid) per share of our common stock in such transaction or on such redemption notice date, as described below under "Description of Notes — Conversion Rights — Increase in Conversion Rate Upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or notice of redemption. In addition, if the price of our common stock in the transaction is greater than $20.00 per share or less than $1.10 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 909.0909 shares of common stock in the event of a make-whole fundamental change or conversion during a redemption period, subject to adjustment in the same manner as the conversion rate as set forth under "Description of Notes — Conversion Rights — Conversion Rate Adjustments."

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes — Conversion Rights — Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

We do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a cash dividend paid to our common stockholders, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date or upon our issuance of a notice of redemption, under some circumstances, we will increase the conversion rate for notes converted in connection with such make-whole fundamental change or notice of redemption. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain Material U.S. Federal Income Tax Considerations." If you are a non-U.S. holder (as defined in "Certain Material U.S. Federal Income Tax Considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, and if you are a U.S. holder (as defined in "Certain Material U.S. Federal Income Tax Considerations"), any deemed dividend may be subject to federal backup withholding tax at a 24% rate, which, in each case, may be withheld from subsequent payments on the notes or other amounts received by you. See "Certain Material U.S. Federal Income Tax Considerations."

The comprehensive tax reform bill could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law new tax legislation, the Tax Act, that significantly changes the Internal Revenue Code of 1986, as amended. The Tax Act, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Our federal net operating loss carryovers created in 2018 and thereafter will be carried forward indefinitely pursuant to the Tax Act. We continue to examine the impact this tax legislation may have on our business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the Tax Act is uncertain and our business and financial condition could be adversely affected. The impact of this Tax Act on holders of our notes or common stock is also uncertain and could be adverse. This prospectus does not discuss any such tax legislation or the manner in which it might affect us or purchasers of our notes or holders of our common stock. We urge purchasers of notes in this offering to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our notes and common stock.

For as long as the notes are held in book-entry form, holders must rely on DTC's procedures to receive communications relating to the notes and exercise their rights and remedies.

We issued the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes are shown on, and transfers of global notes are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes — Book-Entry, Settlement and Clearance." Accordingly, if you own a beneficial interest in a global note, then you are not considered an owner or holder of the notes. Instead, DTC or its nominee is the sole holder of the notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes do not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners are permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes are sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

Risks Related to our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes.

The trading volume of our common stock has been limited since our common stock began publicly trading on the OTCQB in December 2015 and has remained limited on the NYSE American since our initial public offering in March 2016. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments; and the other factors discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.

Because we do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain if you convert your notes into common stock.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our ability to pay dividends on shares of our common stock is further limited by restrictions on our ability to pay dividends or make distributions under the terms of the agreements governing our indebtedness, including the indenture governing the notes offered hereby, and may be limited by future similar agreements. Accordingly, if you convert your notes into common stock, you may have to sell some or all of your securities in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell securities and you may lose the entire amount of the investment.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. However, this exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. The choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

 USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the notes or the common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

DESCRIPTION OF NOTES

The notes were issued under an indenture (which we refer to as the "indenture") dated as of July 25, 2019, by and among us, Senseonics, Incorporated and U.S. Bank National Association, as trustee (which we refer to as the "trustee"). A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. Those documents, and not this description, define a holder's legal rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). For purposes of this summary, the terms "Senseonics," "we," "us" and "our" refer only to Senseonics Holdings, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term "interest" includes defaulted interest, if any, payable pursuant to the indenture and "additional interest" and "special interest" payable pursuant to the provisions described under "— Events of Default."

General

On July 25, 2019, we issued $82.0 million in aggregate principal amount of our 5.25% convertible senior notes due 2025 (the "notes") under the indenture. The notes bear interest at a rate of 5.25% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020, to holders of record at the close of business on the preceding January 1 and July 1 immediately preceding the January 15 and July 15 interest payment dates, respectively, except as described below.

The notes:

  ▪
  are general unsecured, senior obligations;

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  are limited to an aggregate principal amount of $82.0 million;

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  bear cash interest from July 25, 2019 at an annual rate of 5.25% payable on January 15 and July 15 of each year, beginning on January 15, 2020;

  ▪
  are subject to redemption at our option, in whole or in part, if (1) the last reported sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption and (2) a registration statement covering the resale of the shares of our common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use during the redemption period (as defined below) as of the date the redemption notice date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date;

  ▪
  mature on January 15, 2025 (the "maturity date"), unless earlier converted, redeemed or repurchased;

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  are subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes"), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

  ▪
  are subject to other covenants, as described under "— Covenants;"

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  are subject to certain restrictions on transfer and a resale registration rights agreement, as described under "— Rule 144 Resales and Registration Rights;"

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  are issued in denominations of $1,000 and integral multiples of $1,000;

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  are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "— Book-Entry, Settlement and Clearance;" and

  ▪
  are unconditionally guaranteed on a senior basis by the subsidiary guarantors (as defined below).

The notes are guaranteed by the "subsidiary guarantors," which include Senseonics, Incorporated, our sole subsidiary as of the date of this prospectus, and each of our restricted subsidiaries formed or acquired after the date of the initial issuance of the notes that is not an Excluded Subsidiary (as defined below). The subsidiary guarantees may be released under certain circumstances. See "— Covenants — Future Subsidiary Guarantees" and "— Subsidiary Guarantees."

Subject to satisfaction of certain conditions, the notes may be converted at an initial conversion rate of 757.5758 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.32 per share of common stock). The conversion rate is subject to adjustment if certain events occur as described under "— Conversion Rights — Conversion Rate Adjustments."

Upon conversion of a note, we will deliver shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as described under "Conversion Rights — Settlement upon Conversion," and, if applicable, a cash payment as described under "— Conversion Rights — Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below under "— Conversion Rights — General."

However, you will not be entitled to receive any shares of our common stock otherwise deliverable upon conversion of the notes to the extent, but only to the extent, that such receipt would cause you to become, directly or indirectly, a "beneficial owner" of shares of our common stock in excess of the beneficial ownership limits applicable to you at such time.

We are not permitted to reopen the indenture to provide for the issuance of any additional notes.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term "notes" in this prospectus to refer to each $1,000 principal amount of notes. We use the term "common stock" in this prospectus to refer to our common stock, par value $0.001 per share. References in this prospectus to a "holder" or "holders" of notes that are held through The Depository Trust Company ("DTC") are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the "close of business" refer to 5:00 p.m., New York City time, and to the "open of business" refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), including as described immediately below and in "— Fundamental Change Permits Holders to Require Us to Repurchase Notes," redemption, registration of transfer or exchange or conversion, if surrendered to any person that we control other than the trustee, to be delivered to the trustee for cancellation and they will no longer be considered "outstanding" under the indenture upon their payment, repurchase, registration of transfer or exchange or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the holders of the notes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without giving prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such holder or, upon written application by such holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States if such holder has provided us, the trustee or the paying agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See "— Book-Entry, Settlement and Clearance."

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes bear cash interest at a rate of 5.25% per year until maturity. Interest on the notes accrues from July 25, 2019 or from the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020.

Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1 (whether or not a business day (as defined below)), as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of 12 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or a day when the corporate trust office of the trustee or the depository is closed.

Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under "— Rule 144 Resales and Registration Rights" and at our election as the sole remedy during certain periods for an event of default relating to the failure to comply with our reporting obligations as described under "— Events of Default."

Ranking

The notes:

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  rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

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  rank equal in right of payment with all of our existing and future unsecured, senior indebtedness, including the 2023 notes (as defined under "— Covenants — Certain Definitions");

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  rank structurally junior in right of payment to all the liabilities, including trade payables, of any of our subsidiaries that are not subsidiary guarantors; and

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  are effectively subordinated to all of our existing and future secured indebtedness (including the indebtedness under the Credit Agreement (as defined under "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock")) to the extent of the value of the assets or property securing such indebtedness.

Our operations are conducted through our subsidiary and, therefore, we depend on the cash flow of our subsidiary to meet our obligations, including our obligations under the notes. In addition, the ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets will be available to pay obligations on the notes only after secured indebtedness has been repaid in full from the assets securing such indebtedness. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of July 31, 2019, the principal amount of our total consolidated indebtedness was $142.7 million, of which $45.0 million was senior secured indebtedness of us and our sole subsidiary and subsidiary guarantor under the Credit Agreement and $97.7 million was our senior unsecured indebtedness under the notes and the 2023 notes. Our sole subsidiary guarantor had $127.0 million principal amount of indebtedness as of July 31, 2019. We may not be able to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk Factors — Risks Related to the Notes — We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain certain limitations on our ability to repurchase the notes."

Subsidiary Guarantees

Our subsidiary guarantors, jointly and severally, fully and unconditionally guarantee our payment obligations under the notes. Each subsidiary guarantee:

  ▪
  is a general unsecured, senior obligation of each subsidiary guarantor;

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  ranks senior in right of payment to all of the existing and future liabilities that are expressly subordinated in right of payment to the subsidiary guarantee;

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  ranks equal in right of payment with all of the existing and future unsecured, senior indebtedness of each subsidiary guarantor; and

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  is effectively subordinated to all of our existing and future secured indebtedness (including the indebtedness under the Credit Agreement) to the extent of the value of the assets or property securing such indebtedness.

Under the terms of the full and unconditional guarantees, holders of the notes are not required to exercise their remedies against us before they proceed directly against the subsidiary guarantors.

The obligations of each subsidiary guarantor under its subsidiary guarantee are limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance, fraudulent transfer or unlawful financial assistance under applicable law or otherwise to reflect limitations under applicable law. By virtue of these limitations, the obligations of a subsidiary guarantor under its subsidiary guarantee could be significantly less than amounts payable with respect to the notes or a subsidiary guarantor may have effectively no obligations under its respective subsidiary guarantee. See "Risk Factors — Risks Related to the Notes — Federal and state statues allow courts, under specific circumstances, to void notes and guarantees and require noteholders to return payments received."

The notes are not and will not be guaranteed by (a) any subsidiary that is prohibited by any applicable law or, on the date such subsidiary is acquired (provided, that such prohibition is not be created in contemplation of such acquisition), its organizational documents, in each case, from guaranteeing the notes; (b) any subsidiary that is prohibited by any contractual obligation that existed on the date any such subsidiary is acquired (provided, that such prohibition is not created in contemplation of such acquisition) from guaranteeing the notes; (c) any subsidiary to the extent that the provision of any subsidiary guarantee of the notes would require the consent, approval, license or authorization of any governmental authority which has not been obtained, any subsidiary that is subject to such restrictions (provided that after such time that such restrictions on subsidiary guarantees are waived, lapse, terminate or are no longer effective, such subsidiary shall no longer be an Excluded Subsidiary by virtue of this clause (c)); (d) any wholly-owned Subsidiary organized under the laws of the United States, any state of the United States or the District of Columbia that (i) has no material assets other than Capital Stock of one or more subsidiaries that are "controlled foreign corporations" within the meaning of Section 957(a) of the Code or (ii) is a subsidiary of a subsidiary that is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code (provided any subsidiary described in the foregoing clauses (d)(i) or (d)(ii) shall be an Excluded Subsidiary only with respect to the subsidiary guarantee of an obligation of a United States person); (e) any Subsidiary that is not incorporated or organized under the laws of the United States, any state of the United States or the District of Columbia; (f) any Unrestricted Subsidiary; and (g) any subsidiary for which the provision of a subsidiary guarantee would result in a material adverse tax or regulatory consequence to us or one of our subsidiaries, as applicable (collectively, the "Excluded Subsidiaries").

The subsidiary guarantee of a subsidiary guarantor will be automatically and unconditionally released:

  ▪
  in connection with any sale or other disposition of all of the assets of that subsidiary guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) us or one of our restricted subsidiaries or affiliates if the sale or other disposition does not violate the "Asset Sales" covenant in the indenture (for the avoidance of doubt, it is understood that the acquiror of such assets only shall be released from the subsidiary guarantee and not the seller or other transferor of such assets);

  ▪
  in connection with any sale or other disposition of Capital Stock of that subsidiary guarantor to a Person that is not (either before or after giving effect to such transaction) us or one of our restricted subsidiaries or affiliates, if the sale or other disposition does not violate the "Asset Sales" covenant in the indenture and that subsidiary guarantor ceases to be our restricted subsidiary as a result of the sale or other disposition;

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  upon covenant defeasance or satisfaction and discharge of the indenture;

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  upon the liquidation or dissolution of such subsidiary guarantor following the transfer of all of its assets to us or another subsidiary guarantor; or

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  in the case of a subsidiary guarantee provided by a subsidiary guarantor as a result of its guarantee of any other indebtedness of the Company or any subsidiary guarantor pursuant to the covenant described below under the caption "— Covenants — Future Subsidiary Guarantees," the release of such guarantor from the relevant indebtedness.

Notwithstanding the foregoing, no subsidiary guarantor shall be released from its subsidiary guarantee for so long as such subsidiary guarantor guarantees or provides credit support for, any of our or our other restricted subsidiaries' indebtedness.

Under the circumstances described below under "— Covenants — Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "unrestricted subsidiaries." Unrestricted subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes. If we have any unrestricted subsidiaries in the future, the notes will be effectively subordinated in right of payment to all indebtedness, including trade payables, of such unrestricted subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these unrestricted subsidiaries, the unrestricted subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us or any subsidiary guarantors.

Optional Redemption

No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically. We may redeem for cash all or part of the notes, at our option, if (1) the last reported sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption (a "redemption notice date") and (2) a registration statement covering the resale of the shares of our common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use during the redemption period as of the date the redemption notice date. In the case of any redemption, we will provide not less than 20 nor more than 60 calendar days' notice before the redemption date to the trustee, the paying agent and the holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. The redemption date must be a business day.

Notwithstanding the foregoing, if we set a redemption date between a regular record date and the corresponding interest payment date, we will not pay accrued interest to any holder of notes to be redeemed, and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date.

With respect to any notes that are called for redemption and converted from and including the redemption notice date until the close of business on the business day immediately preceding the redemption date (any such period, a "redemption period") as described under "— Conversion Rights — General," we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under "— Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period."

Subject to the applicable rules and procedures of DTC, if we decide to redeem fewer than all of the outstanding notes, we will instruct the trustee regarding the selection of notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method we consider to be fair and appropriate.

If a portion of your note is selected for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion thereof.

The notes may not be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to the notes).

The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

"Trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NYSE American or, if our common stock (or such other security) is not then listed or quoted on The NYSE American, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

Conversion Rights

General

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

The initial conversion rate is 757.5758 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.32 per share of common stock).

The conversion rate is subject to adjustment if certain events occur. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

Upon conversion of a note, we will satisfy our conversion obligation by delivering shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as set forth below under "— Settlement upon Conversion," and, if applicable, a cash payment as described under "— Conversion Rights — Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period." We will settle our conversion obligation on the second business day immediately following the relevant conversion date. The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "— Conversion Rights — Settlement upon Conversion." Our delivery to you of the full number of shares, together with a cash payment for any fractional share, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

  ▪
  the principal amount of the note; and

  ▪
  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted on the corresponding interest payment date (regardless of whether the holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

  ▪
  for conversions following the regular record date immediately preceding the maturity date;

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  if we have specified a redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted;

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  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted; or

  ▪
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights. Your exercise of such conversion rights shall be irrevocable.

If you hold a certificated note, to convert you must:

  ▪
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  ▪
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  ▪
  if required, furnish appropriate endorsements and transfer documents;

  ▪
  if required, pay funds equal to the interest payable on the next interest payment date to which you are not entitled; and

  ▪
  if required, pay all transfer or similar taxes, if any.

In addition, a holder may be required to provide a certification to us as to whether the person (or persons) receiving shares of our common stock upon conversion is, or would, as a result of such conversion, become the beneficial owner of shares of our common stock outstanding at such time in excess of any beneficial ownership limit then applicable to such person (or persons). See "— Conversion Rights — Limits on the Issuance of Shares of Common Stock upon Conversion."

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder must pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

If a holder has already delivered a repurchase notice as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Limits on Issuance of Shares of Common Stock upon Conversion

Notwithstanding anything to the contrary herein, no person will be entitled to receive any shares of our common stock otherwise deliverable upon conversion of the notes to the extent, but only to the extent, that such receipt would cause such person to become, directly or indirectly, a "beneficial owner" (as defined below) of more than 9.99% of the shares of our common stock outstanding at such time (such restriction, the "general beneficial ownership limit").

In addition, a holder of notes at its option may elect a beneficial ownership limit as to such holder (but not as to any other holder) that is less than or equal to the general beneficial ownership limit then applicable to the holders in general upon written notice delivered to us prior to the issuance of the notes or, if thereafter, at least 61 days prior to the date of effectiveness of such lower beneficial ownership limit, specifying the percentage of shares of our common stock for the beneficial ownership limit that shall apply to such holder (such beneficial ownership limit, a "holder beneficial ownership limit" and together with the general beneficial ownership limit, the "beneficial ownership limits").

Any purported delivery of shares of our common stock upon conversion of the notes shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any person becoming the beneficial owner of shares of our common stock outstanding at such time in excess of the beneficial ownership limits applicable to such person.

Unless we have waived the general beneficial ownership limit as described below under "— Conversion Rights — Waiver of Beneficial Ownership Limits" and there is no holder beneficial ownership limit applicable to a holder, when such holder tenders notes for conversion, that holder must provide a certification to us as to whether the person (or persons) receiving shares of our common stock upon conversion is, or would, as a result of such conversion, become the beneficial owner of shares of our common stock outstanding at such time in excess of any beneficial ownership limit then applicable to such person (or persons).

If any delivery of shares of our common stock otherwise owed to any person (or persons) upon conversion of the notes is not made, in whole or in part, as a result of the applicable beneficial ownership limits, our obligation to make such delivery shall not be extinguished and, such holder may either:

    §
    request the return of the notes surrendered by such holder for conversion, after which we shall deliver such notes to such holder within two trading days after receipt of such request; or

    §
    certify to us that the person (or persons) receiving shares of our common stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of our common stock outstanding at such time in excess of the applicable beneficial ownership limits, after which we shall deliver any such shares of our common stock withheld on account of such applicable beneficial ownership limits by the later of (i) the date such shares were otherwise due to such person (or persons) and (ii) two trading days after receipt of such certification; provided, however, until such time as the affected holder gives such notice, no person shall be deemed to be the stockholder of record with respect to the shares of our common stock otherwise deliverable upon conversion in excess of any applicable beneficial ownership limit. Upon delivery of such notice, the provisions under "Conversion Rights — Settlement upon Conversion," shall apply to the shares of common stock to be delivered pursuant to such notice.

For purposes of this section only, a person shall be deemed the "beneficial owner" of and shall be deemed to beneficially own any shares of our common stock that such person or any of such person's affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any shares of our common stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such person for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of the this section only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the first date of original issuance of the notes; provided that the number of shares of our common stock beneficially owned by such person and its affiliates and associates and any other persons whose beneficial ownership would be aggregated with such person for purposes of Section 13(d) of the Exchange Act shall include the number of shares of our common stock issuable upon exercise or conversion of any of our securities or rights to acquire our common stock, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of shares of our common stock issuable upon conversion of the notes in respect of which the beneficial ownership determination is being made), but shall exclude the number of shares of our common stock that would be issuable upon (A) conversion of the remaining, unconverted portion of any notes beneficially owned by such person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such person for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of our other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such person for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term "beneficial owner" as used in this section shall not include (i) with respect to any global note, the nominee of the depositary or any person having an account with the depositary or its nominee or (ii) with respect to any certificated note, the holder of such certificated note unless, in each case, such nominee, account holder or holder shall also be a beneficial owner of such note.

Waiver of Beneficial Ownership Limits

We may, at our option with the approval of our board of directors and subject to the applicable listing standards of NYSE American, waive the general beneficial ownership limit (as to a particular person or as to all persons). In the event that we exercise our right to waive the general beneficial ownership limit to all persons, we or, at our written request and our expense, the trustee, shall deliver or cause to be delivered to each holder 61 days prior to the effective waiver date an irrevocable notice stating that as of an effective date specified therein, we waive any restrictions that limit a holder from converting its notes in the event that such holder is, or would, as a result of a conversion of notes, become, a restricted converting holder. Any such waiver of the general beneficial ownership limit would not effect a waiver of any holder beneficial ownership limit.

Settlement upon Conversion

Except as described under "— Conversion Rights — Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period," upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate, together with a cash payment in lieu of delivering any fractional share of common stock issuable upon conversion based on the last reported sale price of our common stock on the relevant conversion date. We will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date, and the person in whose name the shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on such conversion date.

Conversion Rate Adjustments

The conversion rate will be adjusted by us as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

  (1)
  If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1	=	the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;
OS0	=
the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

  (2)
  If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

where

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date;
OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;
X	=	the total number of shares of our common stock distributable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on such record date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed or if no such rights, options or warrants are not exercised prior to their expiration, the conversion rate shall be decreased to the conversion rate that would then be in effect if such record date for such distribution had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith and in a commercially reasonable manner.

  (3)
  If we distribute shares of our Capital Stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our Capital Stock or other securities, to all or substantially all holders of our common stock, excluding:

  §
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  §
  except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

  §
  dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

    §
    any dividends or distributions of reference property issued in exchange for our common stock as described under "— Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock;" and

    §
    spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where

CR0	=	the conversion rate in effect immediately prior to the close of business on such record date for the distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date;
SP0	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by us in good faith and in a commercially reasonable manner) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the record date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. In the case of any distribution of rights, options or warrants, to the extent such rights options or warrants expire unexercised, the applicable conversion rate shall be immediately readjusted to the applicable conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our Capital Stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our Capital Stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

where

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;
FMV0	=
the average of the last reported sale prices of the Capital Stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "— Conversion Rights — Settlement Upon Conversion" as if references therein to our common stock were to such Capital Stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that in respect of any conversion of notes, if the relevant conversion date occurs during the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

  (4)
  If we pay or make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date for such dividend or distribution;
SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase to the conversion rate made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

  (5)
  If we or any of our subsidiaries make a payment pursuant to a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act

    (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the "expiration date"), the conversion rate will be increased based on the following formula:

where

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;
CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;
AC	=
the aggregate value of all cash and any other consideration (as determined by us in good faith and in a commercially reasonable manner) paid or payable for shares purchased or exchanged in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer described in clause (5), but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of our common stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain U.S. Federal Income Tax Considerations."

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to the shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We currently do not have a stockholder rights plan in effect.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  ▪
  upon the issuance of shares of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

  ▪
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  ▪
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  ▪
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  ▪
  for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

  ▪
  upon the repurchase of any of shares of our common stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

  ▪
  solely for a change in the par value of our common stock; or

  ▪
  for accrued and unpaid interest, if any.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate, (ii) on the conversion date for any notes and (iii) on the effective date of any make-whole fundamental change or redemption notice date, in each case, unless the adjustment has already been made, in each case, unless the adjustment has already been made.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

  ▪
  any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a share split or share combination),

  ▪
  any consolidation, merger or combination involving us,

  ▪
  any sale, lease or other transfer to a third party of all or substantially all of our and our subsidiaries' consolidated assets, taken as a whole, or

  ▪
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a "share exchange event"), then we or the successor or acquiring company, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the "reference property") upon such share exchange event. However, at and after the effective time of the share exchange event, the number of shares of our common stock otherwise deliverable upon conversion of the notes as set forth under "— Conversion Rights — Settlement upon Conversion" above will be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

If the reference property in respect of any share exchange event includes, in whole or in part, shares of common equity, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under "— Conversion Rights — Conversion Rate Adjustments" above with respect to the portion of the reference property consisting of such common equity. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or purchasing company, as the case may be, in such share exchange event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, as we in good faith reasonably consider necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices over a span of multiple days (including, without limitation, the period, if any, for determining "stock price" for purposes of a make-whole fundamental change or notice of redemption), we will make appropriate adjustments in good faith and in a commercially reasonable manner (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under "— Conversion Rights — Conversion Rate Adjustments" above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, solely to the extent we determine in good faith and in a commercially reasonable manner that any such adjustment is appropriate, without duplication of any adjustment made pursuant to the provision set forth under "— Conversion Rights — Conversion Rate Adjustments."

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period

If the "effective date" (as defined below) of a "make-whole fundamental change" (as defined below) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, or we issue a notice of redemption as set forth under "— Optional Redemption" and a holder elects to convert its notes called for redemption, if any, during the related redemption period, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change defined below in clause (1), (2) or (4) of the definition of "fundamental change" under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the "make-whole fundamental change period").

For the avoidance of doubt, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described in this section on account of the redemption.

Upon surrender of notes for conversion in connection with a make-whole fundamental change or during a redemption period, we will deliver shares of our common stock, including the additional shares, as described under "— Conversion Rights — Settlement upon Conversion," but subject to the provisions described under "— Conversion Rights — Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. We will notify the trustee, the conversion agent (if other than the trustee) and holders of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The amount, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") or the redemption notice date, as applicable, and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or on the redemption notice date, as applicable. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the redemption notice date, as the case may be. In the event that a conversion during a redemption period would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The amounts by which the conversion rate will be increased as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under "— Conversion Rights — Conversion Rate Adjustments."

The following table sets forth the amount, if any, by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date or redemption notice date set forth below:

	Stock Price
Effective Date / Redemption Notice Date
	$1.10	$1.20	$1.32	$1.50	$1.98	$3.00	$4.00	$5.00	$7.00	$10.00	$15.00	$20.00
July 25, 2019	151.5151	151.5151	151.5151	140.8242	137.4261	90.7012	68.0259	54.4207	38.8719	27.2104	18.1402	13.6052
January 15, 2020	151.5151	151.5151	151.5151	136.4909	126.1966	83.2898	62.4673	49.9739	35.6956	24.9869	16.6580	12.4935
January 15, 2021	151.5151	151.5151	151.5151	125.7575	101.8981	67.2528	50.4396	40.3517	28.8226	20.1758	13.4506	10.0879
January 15, 2022	151.5151	151.5151	146.9697	110.9575	77.1215	50.9002	38.1751	30.5401	21.8144	15.2701	10.1800	7.6350
January 15, 2023	151.5151	151.5151	126.0606	90.2909	51.8508	34.2215	25.6661	20.5329	14.6664	10.2664	6.8443	5.1332
January 15, 2024	151.5151	131.5909	94.0152	59.0242	26.1361	17.2499	12.9374	10.3499	7.3928	5.1750	3.4500	2.5875
January 15, 2025	151.5151	75.7575	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

  ▪
  if the stock price is between two stock prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as applicable, in the table, the amount by which the conversion rate will be increased will be determined by a straight-line interpolation between the amount of the conversion rate increase set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year;

  ▪
  if the stock price is greater than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; and

  ▪
  if the stock price is less than $1.10 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 909.0909 shares of common stock in the event of a make-whole fundamental change or notice of redemption, subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rights — Conversion Rate Adjustments."

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Special Settlement Provisions in Connection with a Make-Whole Fundamental Change or Redemption Period

If a note is to be converted in connection with a make-whole fundamental change or during a redemption period, then we will settle such conversion based on a conversion rate that reflects the additional shares added thereto pursuant to the provisions described under "— Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make- whole Fundamental Change or during a Redemption Period" section. However, in order to comply with Section 713 of the NYSE American LLC Company Guide that limit the number of shares we may deliver upon conversion of the notes unless we first obtain the approval of our stockholders (the "requisite stockholder approval") in accordance with the rules of the NYSE American, we may be required to partially cash settle conversions made in connection with a make-whole fundamental change or during a redemption period. Accordingly, if we have not obtained the requisite stockholder approval as of the effective date of a make-whole fundamental change or a redemption notice date, as applicable, then we will settle the conversion of a note made in connection with such make-whole fundamental change or during a redemption period as follows:

  ▪
  we will settle such conversion in the manner described above under the caption "Conversion Rights — Settlement upon Conversion", including such additional shares delivered pursuant to the caption entitled "Increase in Conversion Rate upon Conversion upon a Make- whole Fundamental Change or during a Redemption Period"; provided that we will not be required to deliver a number of shares of common stock per $1,000 principal amount greater than 775.1937, subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rights — Conversion Rate Adjustments" (such number of shares, the "maximum share settled make whole shares"; and the excess of the number of shares that would have been delivered over the maximum share settled make whole shares, the "cash settled make whole shares"); and

  ▪
  in addition, we will pay with respect to the cash settled make whole shares, no later than the second business day after the conversion date for such conversion, an amount per $1,000 principal amount of such note to be converted equal to the product of the number of cash settled make whole shares and the stock price applicable to such make-whole fundamental change or redemption notice, as applicable.

Notwithstanding anything to the contrary described above, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, then we will settle the conversion of any note following the effective date of such make-whole fundamental change by delivering, on or before the second business day after the conversion date for such conversion, an amount of cash, per $1,000 principal amount of such note to be converted, equal to the product of (i) the stock price for such make-whole fundamental change; and (ii) the applicable conversion rate (including any adjustment as described in this section).

We will notify holders, in the notice of the make-whole fundamental change or redemption notice, as applicable, whether we have obtained the requisite stockholder approval.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a "fundamental change" (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest (to, but not including, such interest payment date) to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or solely a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

  (3)
  our stockholders approve any plan or proposal for our liquidation or dissolution; or

  (4)
  our common stock (or other common stock, ordinary shares, American depositary receipts or other common equity interests underlying the notes) ceases to be listed or quoted on any of the NYSE American, The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares, American depositary receipts or other common equity interests, in each case, that are listed or quoted on any of the NYSE American, The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes reference property for the notes, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights (subject to the provisions set forth above under "— Conversion Rights — Settlement upon Conversion").

Any event, transaction or series of related transactions that constitute a fundamental change under both clause (1) and clause (2) above (determined without regard to the proviso in clause (2) above) will be deemed to be a fundamental change solely under clause (2) above.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee, the conversion agent (if other than the trustee) and paying agent (if other than the trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  ▪
  the events causing a fundamental change;

  ▪
  the effective date of the fundamental change;

  ▪
  the last date on which a holder may exercise the repurchase right;

  ▪
  the fundamental change repurchase price;

  ▪
  the fundamental change repurchase date;

  ▪
  the name and address of the paying agent and the conversion agent, if applicable;

  ▪
  if applicable, the conversion rate and any adjustments to the conversion rate;

  ▪
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  ▪
  the procedures that holders must follow to require us to repurchase their notes.

If notes are held in certificated form, to exercise the fundamental change repurchase right, holders of certificated notes must deliver, prior to the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  ▪
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  ▪
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  ▪
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with applicable DTC procedures.

Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  ▪
  the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;

  ▪
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  ▪
  the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.

If the notes are not in certificated form, such notice of withdrawal must comply with applicable DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date, subject to postponement to comply with applicable law. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

  ▪
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  ▪
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  ▪
  comply with the tender offer rules under the Exchange Act that may then be applicable;

  ▪
  file a Schedule TO or any other required schedule under the Exchange Act; and

  ▪
  otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased by us on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Notwithstanding anything to the contrary in the foregoing, we will not be required to repurchase or make an offer to repurchase the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to our obligations to repurchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under "— Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period" in circumstances involving a significant change in the composition of our board, unless such change is in connection with a fundamental change or make-whole fundamental change, as the case may be, as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of us and our subsidiaries, taken as a whole may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors — Risks Related to the Notes." The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of existing or future senior debt.

We may not have the ability to raise the funds necessary to repurchase the notes for cash upon a fundamental change, and our future debt may contain limitations on our ability to repurchase the notes. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. Any such default may, in turn, cause a default under existing or future senior debt. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Covenants

Certain Definitions

Set forth below are certain defined terms used in this "Description of Notes."

"Affiliate" of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease on or prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under U.S. GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

"Capital Stock" means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition. Unless the context otherwise requires, Capital Stock shall refer to Capital Stock of the Company.

"Cash Equivalents" means:

  (1)
  any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding five years from the date of acquisition;

  (2)
  deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least "A" by Standard & Poor's Ratings, a division of McGraw Hill Financial, Inc. ("S&P"), or at least "A2" by Moody's Investors Service, Inc. ("Moody's") or any respective successor agency;

  (3)
  commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least "A-1" by S&P and at least "P-1" by Moody's or any respective successor agency;

  (4)
  repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

  (5)
  readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's or any respective successor agency;

  (6)
  demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of "A" (or such other similar equivalent rating) or higher by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

  (7)
  money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (6); and

  (8)
  in the case of a foreign Subsidiary, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign persons with credit quality generally accepted by businesses in the jurisdictions in which such foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such foreign Subsidiary.

"Company" means Senseonics Holdings, Inc. until a successor or assignee replaces it pursuant to the indenture and, thereafter, means that successor or assignee.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the notes mature and (y) the date that is 91 days after the date no notes remain outstanding; provided that only the portion of the Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Restricted Subsidiaries (as defined herein) or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding anything to the contrary in the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a "change of control," "fundamental change," an "asset sale" or similar provision will not constitute Disqualified Stock if the "change of control," "fundamental change," "asset sale" or similar provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes; provided that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the "— Covenants — Restricted Payments" covenant. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company or any and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory repurchase or redemption provisions of, such Disqualified Stock exclusive of accrued dividends (other than the accretion, accumulation or payment-in-kind of dividends).

"Events of Default" means each of the events listed in the "Events of Default" section.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

"2023 notes" means the Company's 5.25% convertible senior subordinated notes due 2023.

"Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by our board of directors or a committee thereof.

"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk;

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

  (4)
  any similar transaction or combination of the foregoing,

in each case, not entered into by such Person for speculative purposes.

"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent and without duplication:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Debt (as defined herein) in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is more than six months after the date of placing the property in service or taking delivery and title thereto; or

  (6)
  representing any Hedging Obligations,

in each case, if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with U.S. GAAP. In addition, the term "Indebtedness" includes (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien (as defined herein) on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term "Indebtedness" will not include (a) in connection with any Permitted Investment or other acquisition or any Asset Sale or other disposition, purchase price adjustments, indemnities or royalty, earn-out, contingent or other deferred payments of a similar nature, unless such payments are required under U.S. GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided that at the time of closing, the amount of any such payment is not determinable or, to the extent such payment has become fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (f) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 "Derivatives and Hedging" and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

"Investments" means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers' compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities (other than Permitted Equity Derivatives). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in the indenture. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

"Issue Date" means the original date of the indenture.

"Legal Requirements" means, as to any Person, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other governmental authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, in each case whether or not having the force of law.

"Non-Recourse Debt" means Indebtedness:

  (1)
  as to which none of the Company and its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, except, in each case, to the extent not prohibited by the "— Covenants — Restricted Payments" covenant;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary, except as set forth above.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

"Officer's Certificate" means a written certificate containing the information specified in the indenture, signed in the name of the Company, or any subsidiary guarantor, as applicable, by an officer, and delivered to the trustee; provided that, if such certificate is given as an annual compliance certificate, (i) the officer signing such certificate must be the Chief Financial Officer or the Chief Accounting Officer of the Company and (ii) such certificate need not contain the information specified elsewhere in the indenture.

"Opinion of Counsel" means a written opinion containing the information specified in the indenture, from legal counsel who is reasonably satisfactory to the trustee. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the trustee.

"Order" means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

"Permitted Business" means any business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date and any business that, in the good faith judgment of our board of directors or a committee thereof, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansion thereof.

"Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

"Registration Rights Agreement" means the Resale Registration Rights Agreement, between the Company, Senseonics, Incorporated and Jefferies LLC, dated as of July 25, 2019 (as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time).

"Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Company that is not an Unrestricted Subsidiary, unless the context otherwise requires.

"SEC" means the Securities and Exchange Commission.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal, as applicable, was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to clause (3) of the first paragraph of the "— Covenants — Restricted Payments" covenant below, the Stated Maturity of any Existing Indebtedness shall be the Stated Maturity as of the Issue Date or a later date to the extent the documents governing such Indebtedness shall have been amended or modified to provide for such later date.

"Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

"Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by our board of directors or a committee thereof as an Unrestricted Subsidiary pursuant to a resolution of our board of directors or a committee thereof, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise provided credit support for any Indebtedness of the Company or any of the Company's Restricted Subsidiaries.

"U.S. GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the Issue Date.

"Wholly Owned Subsidiary" of any specified Person means, (a) any corporation one hundred percent of whose Capital Stock (other than directors' qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent Capital Stock (other than directors' qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) at such time.

Application of Covenants

The covenants set forth under "— Covenants — Asset Sales," "— Covenants — Restricted Payments," "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock," "— Covenants — Liens," "— Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "— Covenants — Transactions with Affiliates" and "— Covenants — Limitation on Issuance of Capital Stock" will cease to apply upon the occurrence of a fundamental change described in clause (1) or (2) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the notes remain outstanding.

Asset Sales

The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale; and

  (2)
  at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents.

For purposes of clause (2) above, the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness shall be deemed cash.

The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, effect any Product Intellectual Property Sale or Exclusive Product License to any Unrestricted Subsidiary or other subsidiary that is not a subsidiary guarantor.

The Net Proceeds (or any portion thereof) (as defined herein) from Asset Sales may be applied by the Company or a Restricted Subsidiary (A) within 90 days of receipt thereof, to repay, prepay, repurchase, redeem, legally defease or otherwise retire the Credit Facilities (as defined herein) or any other Indebtedness of the Company or any Restricted Subsidiary secured by a Lien on assets of the Company or any Restricted Subsidiary of the Company (excluding, in any such case, any Indebtedness owed to the Company or an Affiliate of the Company) (for purposes of this "Asset Sales" covenant, the "Senior Obligations") or (B) within 360 days of receipt thereof, if the Asset Sale is not a Product Intellectual Property Sale and solely with respect to the percentage of the Net Proceeds set forth in the "Company Retention" column in the table below, to reinvest in Additional Assets or R&D Expenditures (including by means of an Investment in Additional Assets or R&D Expenditures by a Restricted Subsidiary with Net Proceeds received by the Company or another Restricted Subsidiary), and in the case of either clause (A) or (B), to the extent not so applied shall constitute "Excess Proceeds."

Proceeds (millions)	Note Redemption (%)	Company Retention (%)
First $10	0.0	100.0
Next $15	50.0	50.0
Any remaining proceeds thereafter	80.0	20.0

Pending application of Net Proceeds pursuant to this covenant, such Net Proceeds shall, to the extent not inconsistent with the terms of the Senior Obligations, be invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness. If the Asset Sale is not a Product Intellectual Property Sale and solely with respect to the percentage of the Net Proceeds set forth in the "Company Retention" column in the table above, any Net Proceeds that are not segregated from the general funds of the Company for investment in identified Additional Assets or R&D Expenditures in respect of a project that shall have been commenced, and/or for which binding contractual commitments have been entered into, prior to the end of such 360-day period shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Proceeds that ceases to be so segregated as contemplated above and any unapplied Net Proceeds that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Proceeds ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Proceeds that continues to be segregated for investment and that is not actually reinvested within 18 months from the date of the receipt of such Net Proceeds shall also constitute "Excess Proceeds."

To the extent permitted under the Credit Agreement, when the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company will be required to make an offer to purchase (the "Asset Sales Prepayment Offer") the notes which offer shall be in the amount of the Allocable Excess Proceeds (as defined herein), on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Proceeds remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

The term "Allocable Excess Proceeds" will mean the product of:

  (1)
  the Excess Proceeds; and

  (2)
  a fraction,

  (i)
  the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Asset Sales Prepayment Offer; and

  (ii)
  the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Indebtedness of the Company outstanding on the date of the Asset Sales Prepayment Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Indebtedness or otherwise repay such Indebtedness at substantially the same time as the Asset Sales Prepayment Offer.

Within twenty business days after the Company is obligated to make an Asset Sales Prepayment Offer as described in the preceding paragraph, the Company will send a written notice, by first-class mail or electronically, to the holders of the notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 20 days nor later than 30 business days from the date such notice is mailed. Nothing shall prevent the Company from conducting an Asset Sales Prepayment Offer earlier than as set forth in this paragraph. Upon completion of each Asset Sale Prepayment Offer, the amount of Excess Proceeds shall be reset to zero.

In connection with any Asset Sales Prepayment Offer pursuant to this "Asset Sales" covenant, we will, if required:

  ▪
  comply with the tender offer rules under the Exchange Act that may then be applicable;

  ▪
  file a Schedule TO or any other required schedule under the Exchange Act; and

  ▪
  otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "— Asset Sales" covenant to be exercised in the time and in the manner specified in the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The following terms are defined as follows in the indenture:

"Additional Assets" means:

  (1)
  any assets (other than cash, Cash Equivalents, securities and notes) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

  (2)
  Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary; provided, however, that, in the case of this clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

"Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions) outside of the ordinary course of business of the Company or any Restricted Subsidiary; provided that (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and (ii) any occurrence of a fundamental change will be governed by "— Consolidation, Merger and Sale of Assets" and not this "Asset Sales" covenant;

  (2)
  the issuance of Capital Stock by any of the Company's Restricted Subsidiaries or the sale of Capital Stock in any of the Company's Subsidiaries (other than directors' qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries); and

  (3)
  any Product License.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

  (2)
  a transfer of assets (including, without limitation, Capital Stock) between or among the Company and its Restricted Subsidiaries;

  (3)
  an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

  (4)
  any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Restricted Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries, taken as whole);

  (5)
  a Restricted Payment (as defined herein) that does not violate the "— Covenants — Restricted Payments" covenant, or a Permitted Investment (as defined herein);

  (6)
  the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of products, services, Intellectual Property, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition (but excluding for purposes of this clause (6), Product Licenses and Product Intellectual Property Sales);

  (7)
  a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

  (8)
  (x) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (y) the sale, settlement, termination, unwinding or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

  (9)
  any foreclosure, condemnation, expropriation or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary;

  (10)
  the sublease or assignment to third parties of leased facilities in the ordinary course of business;

  (11)
  the transfer, sale or other disposition resulting from any involuntary loss of title, casualty event, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the issuer or any Restricted Subsidiary;

  (12)
  the creation of or realization on a Lien (as defined herein) to the extent that the granting of such Lien was not in violation of the "— Covenants — Liens" covenant below;

  (13)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

  (14)
  the sale or other disposition of cash or Cash Equivalents;

  (15)
  any Permitted Licensing Arrangement;

  (16)
  in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than intellectual property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to business of the Company and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Company;

  (17)
  any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (18)
  sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

  (19)
  the settlement or early termination of any Permitted Equity Derivative.

"Exclusive Product License" means any Product License that provides for exclusive rights to develop, commercialize, sell, market, distribute or promote the Products whether or not such Product License contains limitations upon geographic territory or field of use.

"Intellectual Property" means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary knowhow and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

"Product Intellectual Property Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) by the Company or any Restricted Subsidiary, other than any Product License, of all or any substantial portion of the Product Intellectual Property, and (ii) any Exclusive Product License, other than a Permitted Licensing Arrangement, as a result of which the Company or its Restricted Subsidiary transfers all or a substantial portion of its legal or economic interests in the Product Intellectual Property in a transaction whereby the predominant consideration received for transferred interests in such Product Intellectual Property is to be received upfront or timebound fixed fee as compared to any retained or reversionary interests in such Product Intellectual Property and any rights of the Company or any of its Restricted Subsidiaries to royalties, milestones, profit sharing and other future payments in respect of such Product Intellectual Property and its commercialization.

"Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released) and (4) in the case of any Asset Sale by a Restricted Subsidiary that is not a subsidiary guarantor, payments to holders of Capital Stock in such Restricted Subsidiary in such capacity (other than such Capital Stock held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Capital Stock in such Restricted Subsidiary held by the Company or any Restricted Subsidiary; provided that in the case of any Product License (other than any Product License that provides for exclusive rights to develop, commercialize, sell, market, distribute or promote the Products within the United States or any Product License that would constitute a Product Intellectual Property Sale), Net Proceeds shall not include the portion of proceeds received from any cost-plus, royalty or other variable payment provision other than an upfront or fixed payment (which, for the avoidance of doubt, includes any milestone payments that are not based upon product sales) included therein; provided, further, that in the case of any Product License, Net Proceeds shall not include the portion of proceeds received specifically related to bona fide work performed by the Company or any Restricted Subsidiary, in a manner consistent with past practice.

"Permitted Licensing Arrangement" means (1) any Product License or other license for the use of the Intellectual Property of the Company or any of its Subsidiaries, in each case that is not an Exclusive Product License, (2) licenses, which may be exclusive, for the manufacturing and supply of the Product in the ordinary course of business, consistent with past practice and so long as such license does not relate to the commercialization, sale or distribution of any product and the Company and its Restricted Subsidiaries retain the rights to commercialize the Products, and (3) sponsored research licenses and similar licenses for research and development (but not the commercialization, sale or distribution of any product).

"Products" means any of Eversense and Eversense XL.

"Product Intellectual Property" means any Intellectual Property of the Company and its Restricted Subsidiaries that is necessary for, or otherwise material to, the development, commercialization and/or manufacture, or other exploitation of the Products.

"Product License" means any license, commercialization, co-promotion, collaborations, distribution, marketing or partnering agreement pursuant to which the Company or any Restricted Subsidiary grants to any Person (other than the Company or any Restricted Subsidiary) a license under any Product Intellectual Property.

"R&D Expenditure" means any expenditure incurred by the Company or any Restricted Subsidiary in research and development or clinical development efforts, or any license or distribution agreements, in connection with the Products or other potential product candidates that may be introduced by the Company for carrying on the business of the Company and its Restricted Subsidiaries that an officer of the Company determines in good faith will enhance the income generating ability of the Company and its Restricted Subsidiaries, taken as a whole.

Restricted Payments

The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any such payment in connection with any merger or consolidation involving such Person), except (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary, and (y) dividends or distributions payable solely to the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Restricted Subsidiaries of dividends or distributions of at least its pro rata share of such dividend or distribution);

  (2)
  purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company;

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Restricted Subsidiary that is (i) Indebtedness that is contractually subordinated to the notes or to any subsidiary guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) ("Subordinated Indebtedness") or (ii) 2023 notes, except, (x) payments of principal at the Stated Maturity thereof, and (y) in the case of any Existing Indebtedness (other than 2023 notes or any refinancings thereof) with a Stated Maturity prior to the maturity date of the notes, the purchase, repurchase, redemption, defeasance or other acquisition of any such Existing Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

  (4)
  make any Investment other than a Permitted Investment (a "Restricted Investment")

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (i)
  no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

  (ii)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio (as defined herein) test set forth under the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

  (iii)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date, is less than the sum, without duplication, of:

  (A)
  50% of the Consolidated Net Income (as defined herein) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

  (B)
  100% of the aggregate net cash proceeds received by the Company after the Issue Date as a contribution to its common equity capital or from the issue or sale of Capital Stock (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Capital Stock of the Company (other than (x) Disqualified Stock or (y) Capital Stock and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

  (C)
  to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent that such return was not otherwise included in the Consolidated Net Income of the Company for such period; plus

  (D)
  without duplication of amounts that increase the amount available pursuant to the definition of "Permitted Investments" and this "Restricted Payments" covenant, cash dividends or distributions received by the Company or any Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period; plus

  (E)
  to the extent that any Restricted Investment that was made after the Issue Date is made in an entity that subsequently becomes a subsidiary guarantor, the lesser of the initial amount of such Restricted Investment and the Fair Market Value of the Investment of the Company in such entity at the time it becomes a subsidiary guarantor.

Notwithstanding anything to the contrary therein, this "Restricted Payments" covenant will not prohibit:

  (1)
  the payment of any dividend or distribution on account of Capital Stock or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Capital Stock or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this "Restricted Payments" covenant;

  (2)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (as defined herein) or Disqualified Stock of the Company or any subsidiary guarantor (excluding, for the avoidance of doubt, the 2023 notes) in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness (as defined herein), which incurrence occurs substantially concurrently with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

  (3)
  so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any Restricted Subsidiary of the Company or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement, phantom stock plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $1.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

  (i)
  the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to officers, directors, employees or consultants of the Company, of any of its Subsidiaries or of any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this "Restricted Payments" covenant; plus

  (ii)
  the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the Issue Date; and, in addition, cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this "Restricted Payments" covenant or any other provisions of the indenture;

  (4)
  the purchase, redemption or other acquisition or retirement for value of Capital Stock (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Capital Stock to the extent that such Capital Stock represent all or a portion of the exercise, exchange or conversion price of those stock options, phantom stock, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Capital Stock or any exercise or exchange of stock options, phantom stock, warrants, convertible notes or similar rights to acquire such Capital Stock;

  (5)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, 2023 notes, unsecured indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary upon a fundamental change or Asset Sale solely to the extent required by the indenture or other instrument pursuant to which such Indebtedness or Disqualified Stock was issued, but only if the Company or such Restricted Subsidiary has first complied with its obligation under the fundamental change repurchase right and the "Asset Sale" covenant, as applicable;

  (6)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the common equity of the Company or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Capital Stock for purposes of clause (iii)(B) above;

  (7)
  so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth under the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

  (8)
  cash payments in lieu of the issuance of fractional shares;

  (9)
  the making of cash payments in connection with any conversion or redemption of the notes, in each case, pursuant to the terms of the indenture;

  (10)
  so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $2.5 million in the aggregate since the Issue Date, plus if any such Restricted Payment under this clause (10) was used to make an Investment, the cash return of capital with respect to such Investment (less the cost of disposition, if any);

  (11)
  payments or distributions to dissenting stockholders or equityholders pursuant to applicable law and any earn-outs, purchase price adjustments and other deferred consideration payable to the holders of the acquired entity in connection with any merger or consolidation of any Person not otherwise prohibited hereunder;

  (12)
  the purchase of any Permitted Bond Hedge Transaction and the settlement or termination of any Permitted Equity Derivatives;

  (13)
  so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, repurchases of 2023 notes for cash, or repayments of any 2023 notes, using 100% of the aggregate net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Subsidiary of the Company) of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company which, in either case, constitute Permitted Refinancing Indebtedness with respect to the 2023 notes;

  (14)
  repurchases or redemptions of the 2023 notes on or after August 1, 2022; and

  (15)
  payments of interest, as described under "— Rule 144 Resales and Registration Rights — Registration Rights," on the shares of common stock that have been issued upon conversion of the notes.

The amount of all Restricted Payments (other than cash), including for purposes of clauses (1) through (14) above, will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this "Restricted Payments" covenant will be determined by the Company or, if such Fair Market Value is in excess of $5.0 million, by our board of directors or a committee thereof, whose resolution with respect thereto will be delivered to the trustee.

For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) of the second paragraph of this "Restricted Payments" covenant or is entitled to be incurred as one or more categories of Permitted Investments or is permitted pursuant to the first paragraph of this covenant, the Company will be entitled to classify such Restricted Payment or portion thereof in any manner that complies with this "Restricted Payments" covenant, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or the first paragraph of this covenant.

For purposes of the covenant described above, the notes and the 2023 notes will be deemed not to be Capital Stock. The following terms are defined as follows in the indenture:

"Permitted Bond Hedge Transaction" means (1) any call option or capped call option (or substantively equivalent derivative transaction) on the common or ordinary Capital Stock of the Company (or any direct or indirect parent company thereof) purchased by the Company or any of its Subsidiaries in connection with an issuance of debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock of the Company (or any direct or indirect parent company thereof), and (2) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing.

"Permitted Equity Derivatives" means (1) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Capital Stock of the Company (or any direct or indirect parent company thereof) entered into by the Company or any Restricted Subsidiary provided that any Restricted Payment made in connection with such transaction is permitted pursuant to the this "— Restricted Payments" Covenant and (2) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

"Permitted Investments" means:

  (1)
  (i) any Investment in the Company or any subsidiary guarantor, (ii) any Investment by any Restricted Subsidiary of the Company that is not a subsidiary guarantor in the Company or any Restricted Subsidiary (in each case, other than any Investment in any Capital Stock of the Company) and (iii) any Investment by the Company or any Restricted Subsidiary in any Excluded Subsidiary in an aggregate amount not to exceed $5.0 million in the aggregate since the Issue Date;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if, as a result of, or in connection with, such Investment:

  (i)
  such Person becomes or will become a subsidiary guarantor;

  (ii)
  such Person becomes an Excluded Subsidiary; or

  (iii)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any subsidiary guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the "— Covenants — Asset Sale" covenant or from a sale or other disposition of assets not constituting an Asset Sale;

  (5)
  any Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

  (7)
  Investments represented by Hedging Obligations and Permitted Equity Derivatives;

  (8)
  loans and advances, and guarantees of such loans and advances, to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund any such Person's purchase of Capital Stock of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws and (c) otherwise in an amount not to exceed $1.0 million at any one time outstanding;

  (9)
  any Investment of the Company or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date; provided that the amount of any such Investment may be increased as otherwise permitted under the indenture;

  (10)
  guarantees of Indebtedness and lease and other ordinary course obligations otherwise permitted by the terms of the indenture;

  (11)
  receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers' compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

  (12)
  payroll, business-related travel and similar advances that are made in the ordinary course of business;

  (13)
  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons in the ordinary course of business and entered with bona fide counterparties operating in the same industry as the Company;

  (14)
  advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

  (15)
  Investments resulting from the acquisition of a Person otherwise permitted by the indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

  (16)
  stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

  (17)
  repurchase of any notes or 2023 notes, provided that such notes or 2023 notes are promptly cancelled pursuant to the terms of the applicable indenture;

  (18)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (18), do not, at any time outstanding, exceed $2.0 million, net of any cash return of capital with respect to such Investments received by the Company or any Restricted Subsidiary of the Company;

  (19)
  (i) lease, utility and other similar deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits, and (iii) guaranties of business obligations owed to landlords, suppliers, customers, franchisees and licensees of the Company and its subsidiaries, in each case, in the ordinary course of business;

  (20)
  Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the indenture; and

  (21)
  Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of the Company or any of its Restricted Subsidiaries otherwise permitted by the indenture; provided that any such cash Investments do not exceed $2.0 million.

"Permitted Warrant Transaction" means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common or ordinary Capital Stock of the Company (or any direct or indirect parent company thereof) issued or sold by the Company (or any direct or indirect parent company thereof) or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

Incurrence of Indebtedness and Issuance of Preferred Stock

The indenture provides that the Company and the subsidiary guarantors will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt (as defined herein)), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or preferred interests; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the subsidiary guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock or preferred interests, if the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries, on a consolidated basis, for the most recently completed four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock or preferred interests are issued, as the case may be, would have been at least 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock or preferred interests had been issued, as the case may be, at the beginning of such four-quarter period.

Notwithstanding anything to the contrary therein, the first paragraph of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock, preferred stock or preferred interests (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause, not to exceed $45.0 million at any one time outstanding;

  (2)
  the incurrence by the Company or any of its Restricted Subsidiaries of the notes issued on the Issue Date and the related subsidiary guarantees (whether or not such subsidiary guarantees exist on the Issue Date);

  (3)
  the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by either (A) Capital Lease Obligations, or (B) mortgage financings or purchase money obligations, in either case of sub-clause (A) or (B), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Capital Stock of any Person owning such assets), in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause (4), not to exceed at any one time outstanding, in the case of each of sub-clause (A) and (B), $10.0 million;

  (5)
  Indebtedness (i) attaching to assets acquired by the Company or any Restricted Subsidiary and outstanding on the date on which such assets were acquired by the Company or such Restricted Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, and (ii) of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, in the aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause, not to exceed $10.0 million at any one time outstanding;

  (6)
  Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, "refinance"), then outstanding Indebtedness ("Permitted Refinancing Indebtedness") in an amount not to exceed the principal amount or liquidation value of the Indebtedness so refinanced, plus premiums, fees and expenses; provided, that:

  (i)
  in case the notes are refinanced in part or the Indebtedness to be refinanced (other than the 2023 notes) is pari passu with the notes, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with or subordinated in right of payment to the remaining notes;

  (ii)
  in case the Indebtedness to be refinanced is Subordinated Indebtedness, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes;

  (iii)
  in case the 2023 notes are to be refinanced, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is either (i) expressly made subordinated in right of payment to the notes or (ii) issued solely by the Company and will not at issuance or at any time thereafter be guaranteed by any of the Company's Subsidiaries;

  (iv)
  the new Indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new Indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

    (v)
    if the Indebtedness being refinanced is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness; and

    (vi)
    in no event may Indebtedness of the Company or any subsidiary guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Restricted Subsidiary that is not a subsidiary guarantor;

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable), including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) above to refinance any Indebtedness incurred pursuant to this clause, not to exceed $5.0 million at any one time outstanding;

  (8)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries; provided, however, that if the Company or any subsidiary guarantor is the obligor on such Indebtedness and the payee is not the Company or a subsidiary guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the subsidiary guarantee, in the case of a subsidiary guarantor;

  provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

  (9)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of any Disqualified Stock, preferred stock or preferred interest; provided, however, that if any of the Company's Restricted Subsidiaries is the issuer of such Disqualified Stock, preferred stock or preferred interest and such Disqualified Stock, preferred stock or preferred interest is not held by the Company or a subsidiary guarantor, then such Disqualified Stock, preferred stock or preferred interest must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the subsidiary guarantee, in the case of a subsidiary guarantor; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Disqualified Stock, preferred stock or preferred interests, as applicable, being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Disqualified Stock, preferred stock or preferred interests, as applicable, to a Person that is not the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such Disqualified Stock, preferred stock or preferred interests, as applicable, by such Restricted Subsidiary that was not permitted by this clause (9);

  (10)
  Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

  (11)
  the guarantee by the Company or any of the subsidiary guarantors of Indebtedness of the Company or a subsidiary guarantor, and the guarantee by any Restricted Subsidiary of the Company that is not a subsidiary guarantor of Indebtedness of another Restricted Subsidiary that is not a subsidiary guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed; provided further that this clause (11) shall not permit the guarantee by any subsidiary of the 2023 notes;

  (12)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers' acceptances and similar obligations in the ordinary course of business;

  (13)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (14)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Restricted Subsidiaries, other than, in the case of any such disposition by the Company or any of its Restricted Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

  (15)
  the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

  (16)
  the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements (as defined herein);

  (17)
  the incurrence of Indebtedness in respect of letters of credit, bank guarantees, surety, indemnity, stay, customs, appeal, replevin or performance bonds and similar instruments issued for the account of the Company or the account of any of its Restricted Subsidiaries in the ordinary course of business, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

  (18)
  the incurrence of Indebtedness consisting of (a) the financing of insurance premiums in the ordinary course of business or (b) take-or-pay obligations contained in supply agreements in the ordinary course of business;

  (19)
  to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with U.S. GAAP;

  (20)
  customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business;

  (21)
  Indebtedness in the form of (a) guarantees of loans and advances to officers, directors and employees permitted under clause (8) of the definition of "Permitted Investments," and (b) reimbursements owed to officers, directors and employees of the Company, any of its Subsidiaries; and

  (22)
  Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (21) of the definition of "Permitted Investments," in an amount incurred under this clause (22), not to exceed at any one time outstanding, $2.0 million.

For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) of the preceding paragraph, or is entitled to be incurred pursuant to the first paragraph of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant; provided that (x) all Indebtedness outstanding under the Credit Agreement (as defined herein) on the Issue Date will be treated as incurred under clause (1) of the preceding paragraph and (y) all Indebtedness represented by 2023 notes and outstanding on the Issue Date will be treated as incurred under clause (2) of the preceding paragraph and, in each case, and may not be reclassified.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges (as defined herein) of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or first committed, in the case of revolving Indebtedness. Notwithstanding anything to the contrary in this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (i)
  the Fair Market Value of such assets at the date of determination; and

  (ii)
  the amount of the Indebtedness of the other Person.

The following terms are defined as follows in the indenture:

"Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Attributable Debt" means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of "Capital Lease Obligation."

"Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

  (2)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (3)
  the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

  (4)
  depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting adjustments, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries; plus

  (5)
  (i) unusual or nonrecurring charges, expenses or other items and (ii) charges, expenses or other items in connection with any restructuring, acquisition (including integration costs), disposition, equity issuance or debt incurrence, in all cases whether or not consummated and to the extent deducted in computing such Consolidated Net Income; plus

  (6)
  any impairment charges or asset write-offs, in each case pursuant to U.S. GAAP, and the amortization of intangibles arising pursuant to U.S. GAAP shall be excluded; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period (other than the accrual of revenue in the ordinary course of business or any other such non-cash item to the extent that it represents a reduction in an accrual of or reserve for cash charges or expenses in any future period), in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with U.S. GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  all extraordinary and non-recurring or unusual gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

  (2)
  the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

  (3)
  solely for the purpose of determining the amount available for Restricted Payments under the first paragraph of the "— Covenants — Restricted Payments" covenant, the net income for such period of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions paid in cash (or to the extent converted to cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

  (4)
  the cumulative effect of a change in accounting principles, together with any related provision for taxes, will be excluded;

  (5)
  notwithstanding anything to the contrary in clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except for the amount of dividends or other distributions paid in cash by the Unrestricted Subsidiary to such Person or one of its Restricted Subsidiaries;

  (6)
  any non-cash compensation charges, including non-cash costs or expenses resulting from stock option plans, employee benefit plans, or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights will be excluded;

  (7)
  any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency re-measurements of Indebtedness will be excluded;

  (8)
  any unrealized net after-tax income (loss) from Hedging Obligations or cash management obligations and the application of Accounting Standards Codification Topic 815 "Derivatives and Hedging" or from other derivative instruments in the ordinary course will be excluded;

  (9)
  any nonrecurring charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

  (10)
  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by U.S. GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof shall be excluded;

  (11)
  (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under U.S. GAAP and related interpretations shall be excluded;

  (12)
  any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 "Debt — Debt with Conversion Options — Recognition" shall be excluded;

  (13)
  to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded;

  (14)
  to the extent covered by fees, costs, expenses and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties, to the extent actually indemnified or reimbursed or with respect to which the issuer has determined that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is actually indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days) shall be excluded; and

  (15)
  earn outs, contingent consideration or deferred purchase obligations in connection with the acquisition of a Permitted Business or assets used in a Permitted Business will be excluded.

"Credit Agreement" means the Loan and Security Agreement dated as of July 16, 2019 (as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time), among Solar Capital Ltd., as collateral agent and lender, other lenders party thereto from time to time, and the Company and Senseonics, Incorporated, as borrowers, together with the related documents thereto (including any guarantees and security documents), and in each case as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.

"Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, under the Credit Agreement), letter of credit facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other extensions of credit or other Indebtedness, in each case, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.

"Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) Indebtedness incurred under any revolving credit facility for ordinary working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated after giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company as set forth in a certificate with supporting calculations delivered to the trustee, to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions of business entities or property and assets constituting a division or line of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the reference period, in accordance with Regulation S-X promulgated under the Exchange Act;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such reference period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such reference period;

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness);

  (7)
  if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition; and

  (8)
  any interest expense attributable to the 2023 notes will be excluded for any reference period ending on or after the date the 2023 notes have been repaid, repurchased, converted or redeemed.

"Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest) incurred in respect of letter of credit or bankers' acceptance financings, and giving effect to all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding the amortization or write-off of debt issuance costs; provided that consolidated interest expense shall be calculated without giving effect to (i) the effects of Accounting Standards Codification Topic 815 "Derivatives and Hedging" and related interpretations to the extent such effects would otherwise increase or decrease consolidated interest expense for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of any Indebtedness, (ii) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 "Debt — Debt with Conversion Options — Recognition" and (iii) any original issue discount on the notes issued on the Issue Date; plus

  (2)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock of any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or any of its Restricted Subsidiaries, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with U.S. GAAP.

"Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, check endorsement guarantees, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling or sweep arrangements, payment processing, credit and debit card acceptance or merchant services and other treasury or cash management services.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then-outstanding principal amount of such Indebtedness.

Liens

The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens (as defined herein).

The following terms are defined as follows in the indenture:

"Lien" means, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and any lease in the nature thereof and any option, call, trust, contractual, statutory, UCC or similar right relating to such property, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (d) any other arrangement having the effect of providing security. For the avoidance of doubt, in no event shall an operating lease or a license be deemed to constitute a Lien.

"Permitted Liens" means:

  (1)
  Liens securing any Indebtedness (and other related Obligations) incurred pursuant to clause (1) of the second paragraph of the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, including any Permitted Refinancing Indebtedness thereof;

  (2)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

  (3)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

  (4)
  Liens to secure Capital Lease Obligations or purchase money obligations, as permitted to be incurred pursuant to clause (4) of the second paragraph of the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, and encumbering only the assets acquired with or financed by such Indebtedness (and other related Obligations) (plus improvements and accessions to such property or proceeds or distributions thereof);

  (5)
  Liens in the form of licenses or sublicenses of Intellectual Property;

  (6)
  (a) Liens in favor of the Company or the subsidiary guarantors; (b) Liens on the property of any Restricted Subsidiary that is not a subsidiary guarantor in favor of any other Restricted Subsidiary and (c) Liens on the property of any subsidiary of the Company that is not a Restricted Subsidiary in favor of the Company or any of the Restricted Subsidiaries;

  (7)
  Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, which proceedings (or Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; provided that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

  (9)
  any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, or pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under, any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of the owner or operator of such properties or business;

  (10)
  (i) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business and supporting obligations of the type set forth in sub-clause (i); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

  (11)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with U.S. GAAP;

  (12)
  Liens securing Hedging Obligations;

  (13)
  Liens in favor of any collecting or payor bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

  (14)
  any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not materially impair the use of such property for the purposes for which it is held;

  (15)
  Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any bonds issued for the benefit of the Company or any of the subsidiary guarantors;

  (16)
  Liens on deposit accounts incurred to secure Treasury Management Arrangements pursuant to such Treasury Management Arrangements incurred in the ordinary course of business;

  (17)
  any netting or set-off arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Restricted Subsidiaries;

  (18)
  Liens on any deposit made by the Company to the account of the trustee for the 2023 notes or to the account of a trustee of other Indebtedness of the Company, for the benefit of the holders of the 2023 notes or such other Indebtedness, solely in connection with repayment, repurchase, redemption or conversion of the 2023 notes or an effective discharge of such other Indebtedness; provided that, in each case, such cash is received in a transaction pursuant to clause (2) or clause (5) of the second paragraph of the "— Covenants — Restricted Payments" covenant for the purpose of such repayment, repurchase, redemption or conversion of the 2023 notes or such effective discharge of such other Indebtedness;

  (19)
  Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords' liens under operating leases entered into in the ordinary course of business); and which do not in the aggregate materially detract from the value of the property of Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

  (20)
  Liens on proceeds of insurance securing Indebtedness permitted pursuant to clause (17) and/or (18) of the second paragraph of the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

  (21)
  to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under the indenture;

  (22)
  security deposits under real property leases that are made in the ordinary course of business; and

  (23)
  Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Company and the Restricted Subsidiaries and other precautionary UCC financing statements or similar filings.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

The restrictions in the preceding paragraph do not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the indenture governing the notes and any Credit Facility;

  (2)
  applicable law, rule, regulation, order, approval, license or permit or similar restriction;

  (3)
  restrictions existing on the Issue Date and any amendments or modifications thereof that do not materially expand the scope of any such restrictions;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent incurred in contemplation thereof;

  (5)
  customary non-assignment provisions in contracts, leases, licenses and other commercial or trade agreements otherwise not prohibited under the indenture;

  (6)
  Capital Lease Obligations, any agreement governing purchase money obligations, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness with encumbrances or restrictions then contained in Indebtedness being refinanced that are not materially more restrictive, taken as a whole (as reasonably determined by the Company), than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  other permitted Indebtedness of the Company and Restricted Subsidiaries with terms that are customary and not materially more restrictive than terms of other Indebtedness of the Company or any Restricted Subsidiaries;

  (10)
  Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements relating to investments in a Permitted Business and other similar agreements entered into in the ordinary course of business;

  (12)
  restrictions on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts into in the ordinary course of business;

  (13)
  any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of the Company and Restricted Subsidiaries, taken as a whole, or adversely affect the Company's ability to make principal and interest payments on the notes, in each case, as determined in good faith by the Company; and

  (14)
  any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (1) through (13) above of "— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"; provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by the Company, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Transactions with Affiliates

The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

  (2)
  the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of our board of directors or a committee thereof set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this "Transactions with Affiliates" covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our board of directors or a committee thereof; and

  (3)
  the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm (A) as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view; or (B) stating that the terms of such transaction are, taken as a whole, no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary.

The following will be deemed not to be Affiliate Transactions and, therefore, will not be subject to this "Transactions with Affiliates" covenant:

  (1)
  any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and approved by our board of directors or a committee thereof;

  (2)
  transactions between or among the Company and its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns an Capital Stock in such Person;

  (4)
  the payment of reasonable directors' fees or expenses, the payments of other reasonable benefits and the provision of officers' and directors' indemnification and insurance to the extent permitted by law, in each case in the ordinary course of business;

  (5)
  sales of Capital Stock of the Company to Affiliates of the Company and the granting and performance of registration rights;

  (6)
  transactions pursuant to agreements in effect on the Issue Date;

  (7)
  transactions in respect of the distribution agreement, dated as of May 24, 2016, by and among the Company, Roche Diagnostics International AG and Roche Diabetes Care GmbH (together with any amendments, modifications, extensions or replacements thereof);

  (8)
  Permitted Investments and Restricted Payments as permitted pursuant to the "— Covenants — Restricted Payments" covenant above;

  (9)
  any repurchases, redemptions or other retirements for value by the Company or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of the Company, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness;

  (10)
  purchases and sales of raw materials or inventory in the ordinary course of business on market terms; and

  (11)
  the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis.

Future Subsidiary Guarantees

The indenture provides that, if, after the Issue Date, (i) the Company or any Restricted Subsidiary of the Company forms or acquires any Person that is not an Excluded Subsidiary or (ii) an Excluded Subsidiary guarantees any indebtedness of the Company or any subsidiary guarantor, then the Company shall cause such Person to, within 30 days after the date of such event:

  (1)
  execute and deliver to the trustee a supplemental indenture, any other agreements (including, without limitation, any supplement to the Registration Rights Agreement, if the Company has any remaining obligations under such agreement) and a notation of such subsidiary guarantee pursuant to which such Restricted Subsidiary that is not an Excluded Subsidiary shall unconditionally guarantee all of the Company's obligations under the notes, the indenture and the Registration Rights Agreement on the terms set forth in the indenture; and

  (2)
  deliver to the trustee an Officer's Certificate and an Opinion of Counsel, each certifying that such supplemental indenture and such supplement to the Registration Rights Agreement, if applicable, has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a subsidiary guarantor for all purposes.

Designation of Restricted and Unrestricted Subsidiaries

As of the Issue Date and the date hereof, all of the Subsidiaries of the Company were and are Restricted Subsidiaries. The indenture provides that our board of directors or a committee thereof will be able, at any time after the Issue Date, to designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments permitted under the "— Covenants — Restricted Payments" covenant. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary."

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of our board of directors or a committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the "— Covenants — Restricted Payments" covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, the Company will be in Default of such covenant. Our board of directors or a committee thereof may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the creation, incurrence, assumption or otherwise causing to exist any Lien of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the relevant four-quarter period; (2) such Lien is permitted; and (3) no Default or Event of Default would be in existence following such designation.

Limitation on Issuance of Capital Stock

The indenture provides that no subsidiary guarantor may issue any Capital Stock of such subsidiary guarantor (including by way of sales of treasury stock or the issuance of any debt security that is convertible into, or exchangeable for, Capital Stock of such subsidiary guarantor) to any Person other than (i) to the Company or any other subsidiary guarantor, (ii) in connection with the transfer of all of the Capital Stock of such subsidiary guarantor otherwise permitted under the indenture, or (iii) the issuance of director's qualifying shares or other nominal shares required by law to be held by a Person other than the Company or a subsidiary guarantor.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our direct or indirect subsidiaries, taken as a whole, to another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by executing and delivering a supplemental indenture and any other agreements (including, without limitation, any registration rights agreement, if applicable) all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the notes and the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

In addition, the indenture provides that a subsidiary guarantor shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another person (other than us or another subsidiary guarantor), unless (i) the resulting, surviving or transferee person (if not such subsidiary guarantor, us or another subsidiary guarantor) expressly assumes by executing and delivering a supplemental indenture and any other agreements (including, without limitation, any registration rights agreement, if applicable) all of that subsidiary guarantor's obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us or another subsidiary guarantor) shall succeed to, and may exercise every right and power of, that subsidiary guarantor under the notes and the indenture, and that subsidiary guarantor shall be discharged from its obligations under the notes and the indenture except in the case of any such lease.

Notwithstanding the foregoing, the foregoing shall not apply to:

  ▪
  any sale, conveyance, transfer or lease of all or substantially all of the assets of that subsidiary guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) us or one of our restricted subsidiaries if the sale or other disposition does not violate the "Asset Sales" covenant in the indenture; and

  ▪
  any merger or consolidation of any subsidiary guarantor with a Person that is not (either before or after giving effect to such transaction) us or one of our restricted subsidiaries, if the sale or other disposition does not violate the "Asset Sales" covenant in the indenture and that subsidiary guarantor ceases to be our restricted subsidiary as a result of the sale or other disposition.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of "all or substantially all" properties and assets. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, whether a sale, conveyance, transfer or lease of less than all of the relevant properties and assets constitutes a sale or other disposition of "all or substantially all" may be uncertain.

Events of Default

Each of the following is an event of default with respect to the notes:

  (1)
  default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

  (3)
  our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right;

  (4)
  our failure to give a fundamental change notice as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" or notice of a make-whole fundamental change as described under "Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or during a Redemption Period," in each case, when due and such failure continues for three (3) business days after the due date for such notice;

  (5)
  our failure to comply with our obligations under "— Consolidation, Merger and Sale of Assets;"

  (6)
  our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

  (7)
  default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of ours and/or of any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding in accordance with the indenture;

  (8)
  certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries;

  (9)
  a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

  (10)
  except as permitted by the indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any subsidiary guarantor, or any person acting on its behalf, shall deny or disaffirm its obligation under the subsidiary guarantee.

A "significant subsidiary" is a subsidiary that is a "significant subsidiary," as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the date of the indenture provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary's income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $5,000,000.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal amount of and accrued and unpaid interest, if any, on all outstanding notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In case of any event of default described in clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable.

Notwithstanding the foregoing, the indenture provides that, to the extent we elect, the sole remedy for an event of default under the indenture relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "— Reports" below, will (x) for the first 180 days after the occurrence of such an event of default (beginning on, and including, the date on which such an event of default first occurs), consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of notes outstanding for each day during such 180-day period on which such event of default is continuing and (y) for the period from, and including, the 181st day after the occurrence of such an event of default to, and including, the 365th day after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding for each day during such additional 185-day period on which such event of default is continuing. In no event will the additional interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 180-day period or 0.50% per annum during the subsequent 185-day period pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest (in addition to any additional interest that may accrue as a result of our failure to comply with our obligations as described under "— Rule 144 Resales and Registration Rights — Registration Rights"). In no event will additional interest payable at our election for failure to comply with our reporting obligations pursuant to this "— Events of Default" (together with any additional interest that may accrue as a result of our failure to comply with our obligations as described "— Rule 144 Resales and Registration Rights — Registration Rights") accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding two paragraphs, we must notify all holders of the notes, the trustee and the paying agent in writing of such election on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

  ▪
  the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

  ▪
  accrued and unpaid interest, if any, on; and

  ▪
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery on or after the applicable due date, as the case may be.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee in its reasonable judgment against any loss, liability, claim or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an event of default with respect to the notes is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee in its reasonable judgment against any loss, liability, claim or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security or indemnification reasonably satisfactory to the trustee in its reasonable judgment against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder notice of the default within 90 days after it obtains such knowledge. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default under the indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events which would constitute certain events of defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such event of default has been cured.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment or waiver;

  (2)
  reduce the rate of or extend the stated time for payment of interest on any note;

  (3)
  reduce the principal of or extend the stated maturity of any note;

  (4)
  make any change that adversely affects the conversion rights of any notes other than as required by the indenture;

  (5)
  reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (6)
  make any note payable in a currency, or at a place of payment, other than that stated in the note;

  (7)
  change the ranking of the notes;

  (8)
  make any change in the amendment provisions that require each holder's consent or in the waiver provisions; or

  (9)
  other than in accordance with the provisions of the indenture, eliminate any subsidiary guarantee of the notes.

Without the consent of any holder, we and the trustee may amend the indenture and/or the notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor company of our obligations under the indenture and the notes;

  (3)
  add guarantees with respect to the notes;

  (4)
  secure the notes;

  (5)
  add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  (6)
  make any change that does not adversely affect the rights of any holder in any material respect;

  (7)
  in connection with any share exchange event described under "— Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "— Conversion Rights — Settlement upon Conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

  (8)
  increase the conversion rate as provided in the indenture;

  (9)
  [reserved];

  (10)
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  (11)
  provide for the acceptance of appointment by a successor trustee, registrar, paying agent, or conversion agent or facilitate the administration of the trusts under the indenture by more than one trustee or paying agent;

  (12)
  comply with the rules of any applicable securities depositary, including DTC, in a manner that does not adversely affect the rights of any holder; or

  (13)
  conform the provisions of the indenture to the "Description of Notes" section in the preliminary offering memorandum for the notes, dated July 16, 2019, as supplemented by the related pricing term sheet as evidenced by an officer's certificate.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge; Defeasance

We may satisfy and discharge our obligations under the notes and the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

In addition, we may elect, at our option, to have our obligations released with respect to the covenants described under "— Covenants — Asset Sales," "— Covenants — Restricted Payments," "— Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock," "— Covenants — Liens," "— Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," — Covenants "— Transactions with Affiliates," "— Covenants — Limitation on Issuance of Capital Stock" and "— Covenants — Future Subsidiary Guarantees" ("covenant defeasance") and any omission to comply with such obligation shall not constitute a default or an event of default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, failure to comply with obligation to convert the notes, failure to give a fundamental change or make-whole fundamental change notice, failure to comply with the covenant described under "— Consolidation, Merger and Sale of Assets" and bankruptcy and insolvency events) described under "— Events of Default" will no longer constitute an event of default with respect to the notes. In addition, if we exercise our covenant defeasance option, each subsidiary guarantor will be released from all of its obligations with respect to its applicable guarantee.

To exercise covenant defeasance with respect to the notes:

  (1)
  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such notes at maturity thereof, in accordance with the terms of the indenture and such notes;

  (2)
  no default or event of default with respect to the outstanding notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

  (3)
  such covenant defeasance shall not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (assuming all notes are in default within the meaning of such Act);

  (4)
  such covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the indenture) to which we are a party or by which we are bound;

  (5)
  delivery of an opinion of counsel to the effect that beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

  (6)
  we shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent with respect to such covenant defeasance have been complied with.

The notes are not subject to legal defeasance.

Reports

The indenture provides that any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer's certificate).

We will schedule a conference call to be held not more than 15 days following the release of each quarterly and annual report referred to in the preceding paragraph, but after the release of any "earnings release" corresponding to the period of such report, at which we will make available at least one member of our senior management to discuss the information contained in such report on such conference call. The indenture permits us to satisfy this obligation as part of our quarterly and annual earnings conference calls. We will notify holders about such call and provide them with call-in information concurrently with and in the same manner as each delivery of such reports.

If we have designated any subsidiaries as unrestricted subsidiaries, then our quarterly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of us and our restricted subsidiaries separate from the financial condition and results of operations of the our unrestricted subsidiaries.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes (including any adjustments thereof). We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Rule 144A Information

At any time we are not subject to Section 13 or Section 15(d) of the Exchange Act, we will, so long as any of the notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchase of such notes or any shares of our common stock issuable upon conversion of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or shares of our common stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

The trustee is also the trustee under the indenture governing the 2023 notes. In addition, we maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Rule 144 Resales and Registration Rights

General

You may resell your notes or shares of our common stock issued upon conversion of notes pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws or pursuant to this resale registration statement.

Subject to the Rule 144(i) exception discussed below, in general under Rule 144 under the Securities Act ("Rule 144") as currently in effect, a person who acquired notes from us (or our affiliate) and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least one year is entitled to sell such notes or shares of our common stock without registration, but only if such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale. Furthermore, subject to the Rule 144(i) exception discussed below, under Rule 144, a person who acquired notes from us (or our affiliate) and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least six months is entitled to sell such notes or shares of our common stock without registration, so long as (i) such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale and (ii) we have filed all required reports under Section 13 or Section 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (other than current reports on Form 8-K). Subject to the Rule 144(i) exception discussed below, if we are not current in filing our Exchange Act reports, a person who acquires from our affiliate notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock for up to one year following such acquisition. If we are not current in filing our Exchange Act reports, a person who is our affiliate and who owns notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock indefinitely.

We will use commercially reasonable efforts to prevent any of our "affiliates" (as defined in Rule 144) from acquiring any note.

Rule 144(i) Exception

Rule 144(i)(1) prohibits a stockholder or holder of notes from relying on Rule 144 if the issuer is now or at any time previously has been a "shell company" (as described in Rule 144(i)(1)(i)), unless the requirements of Rule 144(i)(2) are satisfied. Since we were previously a shell company described in Rule 144(i)(1)(i), but have subsequently ceased to be a shell company, Rule 144(i)(2) will permit the use of Rule 144 by our stockholders or holders of notes if the following requirements are satisfied at the time of the proposed sale in reliance on Rule 144:

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  we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (i.e., required to file periodic reports with the SEC);

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  we have filed all reports and other materials required to be filed with the SEC for at least the preceding 12 months (or for such shorter period that we were required to file such reports and materials) other than Form 8-K reports; and

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  we have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) (which we filed with the SEC on Form 8-K on December 10, 2015).

Registration Rights

We prepared this prospectus in connection with our obligations under the Registration Rights Agreement, which provides the selling securityholders with certain registration rights with respect to the resale of the notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the notes.

We will pay additional interest on any interest payment date to the holders of notes and the shares of common stock issued upon conversion of the notes if the resale documents are unavailable for periods in excess of those permitted. Such additional interest will accrue until the date prior to the day the default is cured at a rate per year equal to:

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  on the notes that are registrable securities (i) at an annual rate of 0.25% of the aggregate principal amount of such notes outstanding for the first 90 days and (ii) thereafter at an annual rate of 0.50% of the aggregate principal amount of such notes outstanding; and

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  on the shares of common stock that have been issued upon conversion of the notes and that are registrable securities (i) at an annual rate of 0.25% of the corresponding principal amount of notes that were so converted and (ii) thereafter at an annual rate equal to 0.50% of the corresponding principal amount of notes that were so converted.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes and will be in addition to any additional interest that may accrue at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "— Events of Default." In no event will additional interest payable at our election for failure to comply with our obligations pursuant to this "— Rule 144 Resales and Registration Rights — Registration Rights" (together with any additional interest that may accrue as a result of our failure to comply with our obligations as described under "— Events of Default") accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Book-Entry, Settlement and Clearance

The Global Notes

The notes were initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Each of the global notes was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

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  upon deposit of a global note with DTC's custodian, DTC credited portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchaser; and

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  ownership of beneficial interests in a global note is shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes are subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of we, the trustee or the initial purchaser are responsible for those operations or procedures.

DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York State Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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  will not be entitled to have notes represented by the global note registered in their names;

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  will not receive or be entitled to receive physical, certificated notes; and

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  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

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  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

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  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

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  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

On July 16, 2019, we entered into the credit agreement, with Solar, as collateral agent, and the lenders from time to time party thereto (collectively, the "Solar Lenders"). Pursuant to the credit agreement, we borrowed a term loan in an aggregate principal amount of $45.0 million (the "Solar Term Loan"). We used $11.6 million of the Solar Term Loan to repay in full outstanding borrowings under and terminate our then-existing Amended and Restated Loan and Security Agreement.

Interest on the Solar Term Loan is payable monthly at a floating annual rate of 6.50%, plus the greater of (i) the rate per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. and (ii) 2.48%, provided that the minimum floor interest rate is 8.98%. The maturity date for the Term Loans will be July 1, 2024 (the "Solar Maturity Date"). Commencing on August 1, 2021, we will be required to make monthly principal amortization payments; provided that the interest only period may be extended to (i) August 1, 2022 if our product revenue is greater than or equal to $40.0 million on a trailing six-month basis prior to the second anniversary of the effective date and (ii) August 1, 2023 if our product revenue is greater than or equal to $75.0 million on a trailing six-month basis after the achievement of the first extension.

We may elect to prepay the Solar Term Loan prior to the Solar Maturity Date subject to a prepayment fee equal to 3.00% if the prepayment occurs within one year of the effective date, 2.00% if the prepayment occurs during the second year following the effective date, and 1.00% if the prepayment occurs more than two years after the effective date and prior to the Solar Maturity Date.

The credit agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on the Solar Lenders' security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by us and our subsidiaries, the rendering of certain types of judgments against us and our subsidiaries, the revocation of certain government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by us would begin to bear interest at a rate that is 5.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by the Solar Lenders.

The Solar Term Loan is secured by substantially all of our and our subsidiaries' assets. The credit agreement also contains specified financial covenants related to our liquidity and trailing six-month revenues. The credit agreement also contains certain restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

In connection with the closing of the Solar Term Loan, on July 25, 2019 we issued the Solar Lenders warrants to purchase an aggregate of 1,125,000 shares of our common stock with an exercise price of $1.20 per share. The warrants are exercisable until July 25, 2019. The Solar Lenders also have the right to net exercise the warrants for shares of our common stock.

2023 Notes

In January 2018, we issued $50.0 million in aggregate principal amount of 5.25% convertible senior subordinated notes due 2023 (the "2023 notes"), and in February 2018, we issued an additional $3.0 million in aggregate principal amount of 2023 notes. We used $37.9 million of the net proceeds from the issuance of the notes to repurchase $37.0 million aggregate principal amount of 2023 notes, at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon. The 2023 notes are general, unsecured, senior subordinated obligations and bear interest at a rate of 5.25% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The 2023 notes are not guaranteed and will mature on February 1, 2023, unless earlier repurchased or converted. Payment of the principal of, and accrued and unpaid interest, if any, on the maturity date, and the fundamental change repurchase price of (excluding cash payable in lieu of delivering fractional shares of our common stock), the 2023 notes is subordinated to the prior payment in full in cash or other payment satisfactory to the holders of senior debt, of all existing and future senior debt.

The 2023 notes are convertible into shares of our common stock at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date. The conversion rate was initially 294.1176 shares of common stock per $1,000 principal amount of 2023 notes (equivalent to an initial conversion price of approximately $3.40 per share of common stock), subject to customary adjustments. Holders who convert prior to February 1, 2021, may also be entitled to receive, under certain circumstances, an interest make-whole payment payable in shares of our common stock. In addition, following certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its 2023 notes in connection with such a corporate event. As of July 31, 2019, the aggregate outstanding principal amount of the 2023 notes was $15.7 million.

 DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, our amendment to our amended and restated certificate of incorporation, and amended and restated bylaws are summaries. This description does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018. The terms of our common stock and preferred stock may also be affected by Delaware law.

Under our amended and restated certificate of incorporation we are authorized to issue up to 450,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 6, 2019, we had outstanding 203,168,205 shares of common stock.

Common Stock

  Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

  Dividends

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

  Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

  Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Registration Rights

We and certain holders of our common stock have entered into a registration rights agreement (the "existing registration rights agreement"). The registration rights provisions of that agreement provide those holders with demand, piggyback and Form S-3 registration rights. The shares subject to such rights are referred to herein as "Registrable Shares."

In addition, pursuant to the terms of certain of our warrants to purchase common stock held by Oxford, Oxford has piggyback registration rights with respect to the shares of common stock issuable upon the exercise of the warrants on the same terms as are set forth in the existing registration rights agreement.

  Demand Registration Rights

The holders of at least a majority of the Registrable Shares in the aggregate, or a lesser percent if the anticipated aggregate offering price would exceed $10.0 million, have the right to demand that we filed up to a total of two registration statements. These registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to effect the registration as expeditiously as possible.

  Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act of 1933, as amended, either for our own account or for the account of other stockholders, the holders of Registrable Shares and Oxford will each be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. The requisite holders of piggyback registration rights under our existing registration rights agreement have waived these rights as they may apply to the filing of this registration statement.

  Registration on Form S-3

If we are eligible to file a registration statement on Form S-3, the holders of Registrable Shares will be entitled, upon their written request, to have such shares registered by us on a Form S-3 registration statement at our expense, provided that such requested registration has an anticipated aggregate offering size to the public of at least $1.0 million and subject to other specified conditions and limitations.

  Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

  Termination of Registration Rights

The registration rights granted under the existing registration rights agreement will terminate on August 4, 2025 or, if earlier, with respect to a particular holder, at such time as that holder and its affiliates may sell all of their shares of common stock pursuant to Rule 144 under the Securities Act without any restrictions on volume.

Warrants

As of August 6, 2019, we had outstanding warrants to purchase an aggregate of 116,581, 63,025, 80,645 and 1,125,000 shares of common stock at an exercise price of $3.86, $2.38, $1.86 and $1.20 per share, respectively. These warrants expire on June 30, 2026, November 22, 2026, March 29, 2027 and July 25 2029, respectively. We also had outstanding warrants to purchase 167,570 shares of common stock at an exercise price of $1.79 per share, which warrants expire on November 2, 2020, July 14, 2021, and August 19, 2021. The number of shares of common stock issuable upon the exercise of each warrant is subject to adjustment from time to time upon the occurrence of specified events.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation (the "Restated Certificate"), our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to a registration statement, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware (the "DGCL"), the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents.    Our Restated Certificate and Amended and Restated Bylaws (our "Bylaws"), each as amended to date, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute.    We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

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  the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

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  upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a "business combination" to include any of the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the corporation's assets or outstanding stock involving the interested stockholder;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as any person who, together with the person's affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., and its address is 250 Royall Street, Canton, Massachusetts 02021.

Listing on the NYSE American

Our common stock is listed on the NYSE American under the symbol "SENS."

SELLING SECURITYHOLDERS

On July 25, 2019, we issued $82.0 million aggregate principle of notes to Jefferies LLC as the initial purchaser, who subsequently resold the notes to qualified institutional buyers in reliance on the exemption from registration provided by 144A under the Securities Act. The notes were issued pursuant to an indenture. On July 25, 2019, in connection with the issuance of the notes, we and Senseonics, Incorporated entered into a resale registration rights agreement with Jefferies LLC pursuant which we agreed to register the resale of notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the notes.

For purposes of this prospectus, "selling securityholders" includes the securityholders listed below and their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholders' interests. Our registration of the resale of the notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the notes does not necessarily mean that the selling securityholders will sell all or any of such notes, subsidiary guarantees or common stock. The following table sets forth certain information as of September 17, 2019 concerning the notes and shares of common stock that may be offered from time to time by each selling securityholder with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. Information about the selling securityholders may change over time. In particular, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided us with information regarding their notes. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	Prior to Offering						After Offering
						Number of Shares of Common Stock Beneficially Owned and Offered Hereby(1)
Name	Principal Amount of Notes Beneficially Owned	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Shares of Common Stock Beneficially Owned(2)	Principal Amount of Notes Beneficially Owned and Offered Hereby		Principal Amount of Notes Beneficially Owned	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Shares of Common Stock Beneficially Owned(2)
Highbridge Capital Management, LLC(3)	$22,000,000	16,666,667		7.6%	$22,000,000	16,666,667	—	—		—
40 West 57th Street, 32nd Floor New York, NY 10019
UBS O'Connor LLC(4)	$19,500,000	15,619,002		7.2%	$19,500,000	14,772,728	—	846,274		*
787 7th Avenue, 13th Floor, New York, NY 10019
Silverback Asset Management LLC(5)	$9,000,000	8,614,890		4.1%	$9,000,000	6,818,181	—	1,796,709		*
1414 Raleigh Road Suite 250 Chapel Hill, NC 27517
Wespath Funds Trust(6)	$30,000	22,727		*	$30,000	22,727	—	—		—
280 Congress Street Boston, MA 02210
Oddo BHF Convertibles Global(6)	$60,000	45,454		*	$60,000	45,454	—	—		—
280 Congress Street Boston, MA 02210
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, ALTA Portfolio(6)	$348,000	263,636		*	$348,000	263,636	—	—		—
280 Congress Street Boston, MA 02210
Wellington Management Funds (Luxembourg) II SICAV-Wellington ALTA Fund(6)	$1,948,000	1,475,757		*	$1,948,000	1,475,757	—	—		—
280 Congress Street Boston, MA 02210
Wellington Trust Company, National Association Multiple Collective Investments Funds Trust II, ATLAS(6)	$5,163,000	3,911,363		1.9%	$5,163,000	3,911,363	—	—		*
280 Congress Street Boston, MA 02210
Citadel Advisors LLC(7)	$2,500,000	1,893,939		*	$2,500,000	1,893,939	—	—		—
131 South Dearborn Street, Chicago, IL 6063
Geode Capital Management LP(8)	$5,000,000	3,787,879		1.8%	$5,000,000	3,787,879	—	—		—
100 Summer Street, 12th Floor Boston, MA 02110
Polar Asset Management Partners Inc.(9)	$3,000,000	4,595,726		2.2%	$3,000,000	2,272,726		2,323,000		1.1%
401 Bay St., Ste. 1900 Toronto, ON, M5H 2Y4
The K2 Principal Fund L.P.(10)	$2,000,000	1,515,151		*	$2,000,000	1,515,151	—	—		—
2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2 Canada
CNH Partners, LLC(11)	$1,500,000	1,136,362		*	$1,500,000	1,136,362	—	—		—
Two Greenwich Plaza, 4th Floor Greenwitch, CT 06830
Aristeia Capital, L.L.C.(12)	$1,000,000	757,575		*	$1,000,000	757,575	—	—		—
One Greenwich Plaza Greenwich Ct 06830
Shaolin Capital Management LLC(13)	$500,000	2,053,787		1.0%	$500,000	378,787	—	1,675,000		*
1460 Broadway New York, NY 10036
Soros Fund Management LLC(14)	$6,451,000	4,536,363		2.2%	$6,451,000	4,536,363	—	—		—
250 W 55th St. New York, NY 10019
III Capital Management(15)	$1,000,000	1,492,868	(16)	*	$1,000,000	757,575	—	735,293	(16)	*
777 Yamato Road, Suite 300 Boca Raton, FL 33431
Unnamed holders of notes or conversion shares or any future transferees, pledgees, donees, or successors of or from any such unnamed holders(17)	$1,000,000	757,576		*	$1,000,000	757,576	—	—		—

*
Represents beneficial ownership of less than 1%

(1)
Assumes for each $1,000 in principal amount of the notes an initial conversion rate of 757.5758 shares of common stock upon conversion. This initial conversion rate is subject to adjustment, however, as described in this prospectus under "Description of Notes — Conversion Rights — Conversion Rate

  Adjustments" and "Description of Notes — Conversion Rights — Fundamental Change Permits Holders to Require Us to Repurchase Notes." As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
The percentage reflects 203,168,205 shares of common stock outstanding as of August 6, 2019 and gives effect to the total number of shares of common stock beneficially owned by the selling securityholders.

(3)
Consists of (i) $7,000,000 in principal of notes held by Highbridge MSF International Ltd. ("Highbridge MSF") and (ii) $15,000,000 in principal of notes held by 1992 Tactical Credit Master Fund, L.P. ("Tactical Fund" and together with Highbridge MSF, the "Highbridge Funds"). The Highbridge Funds disclaim beneficial ownership of the shares held by them. Highbridge Capital Management, LLC ("HCM") is the trading manager of the Highbridge Funds. The address of HCM is 40 West 57th Street, 32nd Floor, New York, NY 10019 and the address of each Highbridge Funds is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(4)
UBS O'Connor LLC ("O'Connor") is the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited ("GLEA") and, accordingly, has voting control and investment discretion over the securities described herein held by GLEA. Kevin Russell, the Chief Investment Officer of O'Connor, also has voting control and investment discretion over the securities described herein held by GLEA. As a result, each of O'Connor and Mr. Russell may be deemed to have beneficial ownership of the securities described herein held by GLEA.

(5)
Silverback Asset Management, LLC is the Investment Advisor for Blackwell Partners LLC — Series B ("Blackwell"), LMAP Kappa Limited ("LMAP") and for Silverback Opportunistic Credit Master Fund Limited ("SOCMF"). Blackwell holds $2,800,000 in principal of notes and 548,000 shares of common stock, LMAP holds $4,500,000 in principal of notes and 892,200 shares of common stock and SOCMF holds $1,700,000 in principal of notes and 356,509 shares of common stock.

(6)
Wellington Management Company LLP is the investment adviser to this entity. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership of the shares indicated in the table, all of which are held of record by the entity named in the table or a nominee on its behalf. The business address of the entity named in the table is c/o Wellington Management Company LLP.

(7)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisors Act of 1940 ("CAL"), holds the voting and dispositive power with respect to the shares held by Citadel Equity Fund Ltd. Citadel Advisors Holdings LP ("CAH") is the sole member of CAL. Citadel GP LLC is the General Partner of CAH. Kennth Griffin ("Griffin") is the President and Chief Executive Officer and Sole Member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the securities through their control of CAL and/or certain other affiliated entities.

(8)
Geode Capital Management LP ("Geode") serves as investment manager of Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd. (the "Geode Fund"), and accordingly has voting control and investment discretion over the securities described herein held by the Geode Fund. Bobe Simon and Ted Blake, portfolio managers of the Fund, may be deemed to exercise ultimate investment power of the securities held by the Geode Fund.

(9)
Polar Asset Management Partners Inc. ("Polar") serves as investment advisor to Polar Multi-Strategy Master Fund ("PMSMF"), Crown Managed Accounts SPC acting for and on behalf of Crown/Polar Segregated Portfolio ("CMA") and Polar Long/Short Master Fund ("PLSMF" and together with PMSMF and CMA, the "Polar Vehicles") and has sole voting and investment discretion with respect to the securities which are held by the Polar Vehicles. PMSMF holds $846,000 in principal of notes and 654,988 shares of common stock, CMA holds $57,000 in principal of notes and 44,126 shares of common stock and PLSMF holds $2,097,000 in principal of notes and 1,623,886 shares of common stock.

(10)
K2 Genpar 2017 Inc. is the General Partner of The K2 Principal Fund L.P. an Ontario limited partnership (the "K2 Fund"), the holder of the securities described herein. GenPar is a direct wholly owned subsidiary of Shawn Kimel Investments, Inc., an Ontario corporation ("SKI"). K2 & Associates Investment Management Inc., an Ontario corporation ("K2 & Associates"), is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the K2 Fund. Shawn Kimel is the chairman of each of SKI, GenPar and K2 & Associates.

(11)
CNH Partners, LLC as the sub-Advisor of AQR Absolute Return Master Account, L.P. ("AQR ARMA") and the advisor of CNH CA Master Account, L.P. ("CNH CA"), has discretionary voting and investment authority over the shares owned by AQR ARMA and by CNH CA. CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the securities owned by AQR ARMA and CNH CA. AQR ARMA holds $575,000 in principal of notes and CNH CA holds $250,000 in principle of notes. AQR Diversified Arbitrage Fund, a registered investment fund under the Investment Advisors Act of 1940, holds $675,000 in principal of notes.

(12)
Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, "Aristeia") may be deemed the beneficial owners of the securities in their capacity as the investment manager, trading manager, and/or general partner, as the case maybe, of Aristeia Master, L.P., ASIG International Limited, and Windmere Ireland Fund PLC (each an "Aristeia Fund" and collectively the "Aristeia Funds"), which are the holders of such securities. As investment manager, trading advisor and/or general partner of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella is the Chief Investment Officer of Aristeia. Each of Aristeia and such individual disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds.

(13)
Shaolin Capital Management LLC is the investment advisor of Shaolin Capital Partners Master Fund ("Shaolin MF") Ltd. and MAP 214 Segregated Portfolio, A Segregated Portfolio of LMA SPC ("Map 214"). Shaolin MF holds $185,000 in principal of notes and 670,000 shares of common stock and Map 214 holds $315,000 in principal of notes and 1,005,000 shares of common stock.

(14)
Soros Fund Management LLC ("SFM LLC") serves as investment manager to Quantum Partners LP ("Quantum Partners") and to Palindrome Master Fund LP ("Palindrome"). As such, SFM LLC has been granted investment discretion over portfolio investments held for the accounts of Quantum Partners and Palindrome. As of the date hereof, George Soros is the Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the Manager of SFM LLC. Palindrome holds $463,000 in principal of notes and Quantum Partners holds $5,988,000 in principal of notes.

(15)
III Capital Management is the investment manager to III Absolute Return Fund Ltd. ("III ARF") and III Term Credit Hub Fund Ltd. ("III Term"). III ARF holds $300,000 in principal of notes and $1,000,000 in principal of 2023 notes and III Term holds $700,000 in principal of notes and $1,500,000 in principal of 2023 notes.

(16)
Includes $2,5000,000 in principal of 2023 notes and assumes for each $1,000 in principal amount of the 2023 notes an initial conversion rate of 294.1176 shares of common stock upon conversion. This initial conversion rate is subject to adjustment, however and a result, the number of shares of common stock issuable upon conversion of the 2023 notes may increase or decrease in the future.

(17)
Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any common shares other than the common shares issuable upon conversion of the notes at the initial conversion rate. Information about other selling securityholders will be set forth in amendments to the registration statement of which this prospectus forms a part, or in prospectus supplements, if required.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including director positions with us and the Investment Agreement), none of the selling securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

 PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus on behalf of the selling securityholders. All costs, expenses and fees connected with the registration of these securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the securities will be borne by the selling securityholders. The selling securityholders may offer and sell the securities covered by this prospectus from time to time in one or more transactions. The term "selling securityholders" includes pledgees, donees, transferees and other successors-in-interest who may acquire securities through a pledge, gift, partnership distribution or other non-sale related transfer from the selling securityholders. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale and they may sell securities on one or more exchanges, including the NYSE American, in the over-the-counter market or in privately negotiated transactions at prevailing market prices at the time of sale, at fixed prices, at varying prices determined at the time of the sale or at negotiated prices. These transactions include:

  ▪
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  ▪
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

  ▪
  exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

  ▪
  block trades in which the broker-dealer attempts to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  ▪
  a combination of any such method of sale; and

  ▪
  any other method permitted pursuant to applicable law.

In connection with distributions of the securities or otherwise, the selling securityholders may:

  ▪
  sell the securities short and redeliver the securities to close out short positions;

  ▪
  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of securities covered by this prospectus, which they may in turn resell; and

  ▪
  pledge securities to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling securityholders may also sell any securities under Rule 144 rather than with this prospectus if the sale meets the requirements of that rule.

In effecting sales, the selling securityholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders and/or from the purchasers of securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling securityholders and any broker-dealer or agent regarding the sale of any securities by the selling securityholders.

The selling securityholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the securities covered by this prospectus may be "underwriters" under the Securities Act with respect to those securities and will be subject to the prospectus delivery requirements of that Act. Any profit that the selling securityholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of securities acquired as principal, may constitute underwriting discounts and commissions. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the selling securityholders to sell the securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the securities for sale in those states unless an exemption from registration and qualification is available and the selling securityholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities in the market and to the activities of the selling securityholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

If any selling securityholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

  ▪
  the number of securities involved in the arrangement;

  ▪
  the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase securities, as required;

  ▪
  the proposed selling price to the public;

  ▪
  any discount, commission or other underwriting compensation;

  ▪
  the place and time of delivery for the securities being sold;

  ▪
  any discount, commission or concession allowed, reallowed or paid to any dealers; and

  ▪
  any other material terms of the distribution of securities.

In addition, if any selling securityholder notifies us that a donee, pledgee, transferee or other successor in interest of the selling securityholder intends to sell any securities, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of notes and the shares of common stock into which the notes may be converted. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those discussed below. This summary deals only with a note or share of common stock held by a beneficial owner as a capital asset. This summary is general in nature and does not address all aspects of U.S. federal income taxes and does not address state, local or non-U.S. tax considerations or any U.S. federal estate, gift, or alternative minimum tax considerations. In addition, it does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances or particular situations, such as:

  ▪
  holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements, corporations that accumulate earnings to avoid U.S. federal income tax or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

  ▪
  persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

  ▪
  U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar;

  ▪
  S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or other pass through entities, or investors in such pass-through entities holding notes or our common stock; or

  ▪
  "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid federal income tax or certain former citizens or long-term residents of the United States.

If an entity or arrangement treated as a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding the notes or shares of common stock should consult their tax advisors regarding the tax considerations generally applicable to them of the ownership and disposition of the notes or shares of common stock into which the notes may be converted.

We have not sought, nor will we seek, a ruling from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax considerations of the ownership and disposition of the notes or shares of common stock into which the notes may be converted or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES OR THE SHARES OF COMMON STOCK INTO WHICH THE NOTES MAY BE CONVERTED.

As used herein, the term "U.S. holder" means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

  ▪
  an individual who is a citizen or resident of the United States;

  ▪
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  ▪
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  ▪
  a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A "non-U.S. holder" is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder.

Considerations for U.S. Holders

Interest

The notes were issued with less than a de minimis amount of original issue discount (as determined under the Code). Stated interest on a note (and any additional amounts) will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder's usual method of accounting for U.S. federal income tax purposes.

Qualified Reopening

Subject to certain covenants, we may reopen the indenture and issue additional notes with the same terms as the notes offered here. It is anticipated and intended that any issuance will meet the requirements of a "qualified reopening" for U.S. federal income tax purposes. Debt instruments issued in a qualified reopening of a previously issued debt instrument are deemed to be part of the same issue as the original debt instrument and will be deemed to have the same issue date and issue price. Since the initial notes were issued with no original issue discount, any additional issuance would be similarly treated. To meet the requirements of a qualified reopening, the additional notes must either (i) be issued within thirteen (13) days of the issuance of the original debt; (ii) be issued within six (6) months of the issuance of the original debt and the yield of the additional debt (based on its cash purchase price) is not in excess of 110% of the yield of the additional debt is not in excess of the yield of the original debt on its issue date; or (iii) if issued more than six (6) months after the issue date of the original debt the yield of the original debt on its issue date. Failure to meet the requirements of a qualified reopening will mean that additional debt will be treated as a separate issue and may (by virtue of its terms) have original issue discount that will have to be accounted for by a U.S. holder.

Additional Amounts

As described under the heading "Description of Notes — Events of Default" and "Description of Notes — Rule 144 Resales and Registration Rights," we may pay additional interest on the notes in certain circumstances. We intend to take the position that the possibility of such payments should not cause the notes to be treated as contingent payment debt instruments. This position is based in part on our assessment that the possibility, as of the date of issuance of the notes, that such additional amounts will be paid is remote. Assuming such position is respected, any additional interest paid to a U.S. Holder as described under the heading "Description of Notes — Events of Default" or "Description of Notes — Rule 144 Resales and Registration Rights" would be taxable as additional ordinary income when received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

Our position that the notes are not contingent payment debt instruments is binding on each U.S. holder unless such U.S. holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of the possibility of such payments or such increase, U.S. holders would, among other things, be required to accrue interest income at a higher rate than the stated

interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Market Discount

A U.S. holder that purchases a note for an amount that is less than its revised issue price (as defined in Section 1278 of the Code), may be treated as acquiring such note with "market discount." Subject to a de minimis exception, the "market discount" on a note with equal the amount, if any, by which its revised issue price exceeds the U.S. holder's adjusted tax basis in the note immediately after its acquisition.

If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any principal payment on or gain recognized on a sale, exchange or other taxable disposition of the note as ordinary income to the extent of the accrued market discount on such note at the time of such principal payment on or sale, exchange or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value. A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or a taxable disposition of the note.

A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis.

Generally, upon conversion of a note acquired at a market discount into shares of common stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the common shares received in exchange for the note. Any such market discount that is carried over to shares of common stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of common stock (including a deemed sale or disposition of a fractional share of common stock pursuant to a conversion). U.S. holders holding notes acquired with a market discount should consult their own tax advisors as to the particular tax considerations to them of the application of the market discount rules following a conversion of notes into shares of common stock.

Amortizable Bond Premium

If a U.S. holder acquires a note for an amount that is greater than the sum of all amounts payable on the note after the acquisition date other than payments of stated interest (generally, the note's principal amount), such U.S. holder generally will be considered to have acquired the note with "amortizable bond premium." For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note's conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (1) the U.S. holder's adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note's conversion feature over (2) the note's principal amount.

A U.S. holder may elect to amortize such premium over the remaining term of the note using a constant-yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the note in that accrual period under the U.S. holder's regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS. U.S. holders holding notes acquired with amortizable bond premium should consult their own tax advisors as to the particular tax considerations of them acquiring the notes with amortizable bond premium.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder will receive shares of our common stock and may receive cash in lieu of a fractional share of common stock. As described in "Description of Notes — Conversion Rights — General," our delivery of common stock upon conversion will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes. A U.S. holder will generally not recognize any income, gain or loss on the conversion, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest, subject to the discussion below under "— Constructive Distributions" regarding the possibility that the adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change or a notice of redemption if a holder elects to convert notes during the related redemption period may be treated as a deemed distribution. The U.S. holder's aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) will equal the U.S. holder's tax basis in the note. The U.S. holder's holding period in the common stock (other than shares attributable to accrued interest) will include the holding period in the note.

Cash received in lieu of a fractional share of our common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of our common stock and a U.S. holder's tax basis allocable to such fractional share of our common stock. A U.S. holder's tax basis in a fractional share of our common stock will be determined by allocating such holder's tax basis in the shares of our common stock between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values.

The fair market value of the shares of our common stock received by a U.S. holder with respect to accrued interest will be taxed as payment of interest and included as ordinary income in accordance with such holder's usual method of accounting for U.S. federal income tax purposes. A U.S. holder's tax basis in common stock attributable to accrued interest will equal its fair market value on the date of receipt and the holding period for such stock will commence on the day after the date of receipt.

Possible Effect of the Change in Conversion Consideration

In the event we undergo certain of the events described under "Description of Notes — Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock" or "Description of Notes — Consolidation, Merger and Sale of Assets," the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into shares, property or assets other than our common stock.

Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. Whether or not such an adjustment results in a deemed exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes' obligor. Furthermore, depending on the circumstances, the U.S. federal income tax considerations of the exchange or conversion of the notes as well as the ownership of the notes and the shares of our common stock may be different from the U.S. federal income tax considerations addressed herein. U.S. holders should consult their tax advisors regarding the U.S. federal income tax considerations of such an adjustment.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments with respect to taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change or a notice of redemption if a holder elects to convert notes during the related redemption period may be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in "— Distributions" below. U.S. holders should consult with their tax advisors as to the U.S. federal income tax considerations to them of any adjustments (or failures to make adjustments) to the conversion rate of the notes and of constructive distributions.

As a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be withheld from payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock, or offset against other assets of such U.S. holder). Generally, a U.S. holder's adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment (determined at the same time), (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Distributions

Distributions, if any, made on our common stock will generally be included in a U.S. holder's income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. However, with respect to dividends received by individuals, such dividends are generally taxes at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are met. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder's tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition

Except as provided above under "— Conversion of Notes" and "— Market Discount," a U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note or our common stock, equal to the difference between the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest on a note, which will be treated as described above under "— Interest") and such U.S. holder's adjusted tax basis in the note or our common stock. A U.S. holder's adjusted tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note, plus the amount, if any, included in income by the U.S. holder on an adjustment to the conversion rate of the notes, as described in "— Constructive Distributions" above. If, at the time of the sale, exchange, redemption, repurchase or other taxable disposition of the note or our common stock, a U.S. holder held such note or common stock for more than one year, such gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will general be subject to a reduced rate of U.S. federal income tax. A U.S. holder's ability to deduct capital losses may be limited.

Medicare Tax on Net Investment Income

Generally, a 3.8% Medicare contribution tax is imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. Interest and dividends received (or deemed to be received) by holders of the notes and our common stock and capital gains from the sale or other disposition of notes or common stock generally will constitute net investment income and be subject to the 3.8% tax. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

Information reporting requirements will generally apply to payments of interest on the notes (including any additional amounts) and dividends on shares of common stock (including any constructive dividends deemed paid) and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Considerations for Non-U.S. Holders

Interest

Subject to the discussions of backup withholding and withholding on foreign accounts below, U.S. federal income tax and the 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

  ▪
  such interest is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  ▪
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  ▪
  the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

  ▪
  the non-U.S. holder is not a bank whose receipt of interest on the notes is described in Section 881(e)(3)(A) of the Code; or

  ▪
  the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, the gross amounts of interest paid will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and includible in the non-U.S. holder's gross income. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Distributions, if any, on our common stock (and any deemed dividends resulting from certain adjustments or failure to make adjustments to the conversion rate) will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in "Sale, Exchange, Redemption, Repurchase or Conversion."

Subject to the discussion below regarding effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so requires, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder will generally be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder's country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Repurchase or Conversion

Subject to the discussions of backup withholding and withholding on foreign accounts below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, repurchase or other taxable disposition of a note or common stock or a conversion of notes will not be subject to U.S. federal income tax unless:

  ▪
  such gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

  ▪
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met; or

  ▪
  we are or have been a "U.S. real property holding corporation," or a USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder's holding period or the five-year period ending on the date of disposition of the notes or common stock, as the case may be, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

If a non-U.S. holder's gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, repurchase, conversion or other taxable disposition of a note or common stock, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits.

If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized on the sale, exchange, redemption, repurchase, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption, repurchase, conversion or other taxable disposition of a note which are attributable to accrued interest will be taxable as interest and will be subject to the rules described above under "— Payments of Interest."

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a U.S. real property holding corporation, so long as our common stock remains regularly traded on an established securities market (as defined by applicable U.S. Treasury Regulations), our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of interest (including any additional amounts) and dividends (including constructive dividends) paid (or deemed paid) to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under "— Payments of Interest" has been received (and we or an applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding at a rate of 24% with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and the payer does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Withholding on Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, imposes withholding at a 30% rate on certain types of "withholdable payments" (including interest or constructive dividends paid on, and, subject to the discussion of certain proposed U.S. Treasury Regulations below, the gross proceeds from the sale or other disposition of, certain debt instruments, and dividends paid on, and the gross proceeds from the sale or other disposition of, stock in a U.S. corporation) made to a "foreign financial institution" or to a "non-financial foreign entity" (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

FATCA withholding currently applies to payments of interest on the notes and dividends on our shares of common stock. The U.S. Treasury recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the application of FATCA to the notes and our common stock.

 VALIDITY OF SECURITIES

The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, Reston, Virginia. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

 EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Registration Fee	$9,938
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Miscellaneous Fees and Expenses	15,062

Total	$100,000

Item 15.    Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our amended and restated certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director's duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director's duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules

Exhibit Number		Description of Document
3.1		Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
3.2		Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q (File No 001-37717), filed with the SEC on August 8, 2018).
3.3		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
4.1		Specimen stock certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-208984), filed with the SEC on March 8, 2016).
4.2		Registration Rights Agreement, dated as of December 7, 2015, by and among the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 333-198168), filed with the SEC on December 10, 2015).
4.3		Indenture, dated as of July 25, 2019, by and between the Registrant, Senseonics, Incorporated and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-37717), filed with the SEC on July 29, 2019).
4.4		Form of Note representing the Registrant's 5.25% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.5		Registration Rights Agreement, dated as of July 25, 2019, by and among the Registrant, Senseonics, Incorporated and Jefferies LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-37717), filed with the SEC on July 29, 2019).
5.1	*	Opinion of Cooley LLP
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of Cooley LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney
25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, to act as Trustee with respect to the Indenture dated as of July 25, 2019.

*
Previously filed.

Item 17.    Undertakings

The undersigned Registrant hereby undertakes:

(a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

  (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

  (5)  That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on September 20, 2019.

SENSEONICS HOLDINGS, INC.
By:	/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow	President, Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2019
/s/ JON ISAACSON Jon Isaacson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 20, 2019
* Douglas S. Prince	Director	September 20, 2019
* Peter Justin Klein	Director	September 20, 2019
* Douglas A. Roeder	Director	September 20, 2019
* Edward J. Fiorentino	Director	September 20, 2019
* Stephen P. DeFalco	Director	September 20, 2019

Signature		Title	Date

* Steven Edelman		Director	September 20, 2019
*By:	/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow Attorney-in-fact

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 20th day of September, 2019.

SENSEONICS, INCORPORATED
By:	/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow	Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2019